                                                           EXHIBIT 10.5




                             STANDARD OFFICE LEASE

                              (CATALINA LANDING)




LANDLORD:    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY




TENANT:      OBAGI MEDICAL PRODUCTS, INC.




DATE:        MARCH 5, 1998

                             STANDARD OFFICE LEASE

                              (CATALINA LANDING)


                               TABLE OF CONTENTS


1.    Basic Lease Provisions ---------------------------------------------    1
      1.1   Parties ------------------------------------------------------    1
      1.2   Premises -----------------------------------------------------    1
      1.3   Building -----------------------------------------------------    1
      1.4   Permitted Use ------------------------------------------------    1
      1.5   Term ---------------------------------------------------------    1
      1.6   Monthly Base Rent (per Rentable Square Foot) -----------------    1
      1.7   Rent Paid Upon Execution -------------------------------------    1
      1.8   Security Deposit ---------------------------------------------    1
      1.9   Tenant's Share -----------------------------------------------    1
      1.10  Expense Base Year --------------------------------------------    1
      1.11  Tax Base Year ------------------------------------------------    1
      1.12  Commencement Date --------------------------------------------    1

2.    Premises, Parking and Common Areas ---------------------------------    2
      2.1   Premises -----------------------------------------------------    2
      2.2   Vehicle Parking ----------------------------------------------    2
      2.3   Common Areas - Definition ------------------------------------    3
      2.4   Common Areas - Rules and Regulations -------------------------    3
      2.5   Common Areas - Changes ---------------------------------------    3

3.    Term  --------------------------------------------------------------    4
      3.1   Term ---------------------------------------------------------    4
      3.2   Possession ---------------------------------------------------    4

4.    Rent  --------------------------------------------------------------    4
      4.1   Base Rent ----------------------------------------------------    4
      4.2   Definitions --------------------------------------------------    4
      4.3   Payment of Increases -----------------------------------------    8
      4.4   Time for Payment ---------------------------------------------    8
      4.5   Partial Year -------------------------------------------------    9
      4.6   Vacancy Adjustment -------------------------------------------    9
      4.7   Tenant's Right to Audit --------------------------------------    9

5.    Security Deposit ---------------------------------------------------    9

6.    Permitted Use ------------------------------------------------------    9
      6.1   Permitted Use ------------------------------------------------    9
      6.2   Compliance with Law ------------------------------------------   10
      6.3   Condition of Premises ---------------------------------------   11

7.    Maintenance, Repairs, Alterations and Common Area Services ---------   11
      7.1   Landlord's Obligations ---------------------------------------   11
      7.2   Tenant's Obligations -----------------------------------------   11
      7.3   Alterations and Additions ------------------------------------   12
      7.4   Utility Additions --------------------------------------------   13

8.    Insurance; Indemnity -----------------------------------------------   14
      8.1   Liability Insurance-Tenant -----------------------------------   14
      8.2   Property Insurance-Tenant ------------------------------------   14
      8.3   Worker's Compensation Insurance-Tenant -----------------------   14
      8.4   Property Insurance-Landlord ----------------------------------   14
      8.5   Insurance Policies -------------------------------------------   15
      8.6   Waiver of Subrogation ----------------------------------------   15
      8.7   Indemnity ----------------------------------------------------   16
      8.8   Exemption of Landlord from Liability -------------------------   16
      8.9   No Representation of Adequate Coverage -----------------------   17


9.    Damage or Destruction...............................................   17
      9.1   Definitions...................................................   17
      9.2   Premises Damage; Premises Building Partial Damage.............   17
      9.3   Premises Building Total Destruction; Office Building
            Project Total Destruction.....................................   18
      9.4   Extent of Damage/Damage Near End of Term......................   18
      9.5   Abatement of Rent; Tenant's Remedies..........................   19
      9.6   Termination-Advance Payments..................................   19
      9.7   Waiver........................................................   19

10.   Real Property Taxes.................................................   19
      10.1  Payment of Taxes..............................................   19
      10.2  Additional Improvements.......................................   19
      10.3  Joint Assessment..............................................   19
      10.4  Personal Property Taxes.......................................   20

11.   Utilities...........................................................   20
      11.1  Services Provided by Landlord.................................   20
      11.2  Services Exclusive to Tenant..................................   20
      11.3  Hours of Service..............................................   20
      11.4  Excess Usage by Tenant........................................   21
      11.5  Interruptions.................................................   21

12.   Assignment and Subletting...........................................   21
      12.1  Landlord's Consent Required...................................   21
      12.2  Terms and Conditions Applicable to Assignment and Subletting..   21
      12.3  Additional Terms and Conditions Applicable to Subletting......   22
      12.4  Landlord's Expenses...........................................   23
      12.5  Conditions to Consent.........................................   23

13.   Default; Remedies...................................................   24
      13.1  Default.......................................................   24
      13.2  Landlord's Remedies...........................................   25
      13.3  Default by Landlord...........................................   26
      13.4  Late Charges..................................................   26

14.   Condemnation........................................................   26

15.   Broker's Fee........................................................   27

16.   Estoppel Certificate................................................   27

17.   Landlord's Liability................................................   28

18.   Severability........................................................   28

19.   Interest on Past-due Obligations....................................   28

20.   Time of Essence.....................................................   28

21.   Additional Rent.....................................................   28

22.   Incorporation of Prior Agreements; Amendments.......................   28

23.   Notices.............................................................   28

24.   Waiver..............................................................   29

25.   Recording...........................................................   29

26.   Holding Over........................................................   29

27.   Cumulative Remedies.................................................   29

28.   Covenants and Conditions............................................   29


                                     -ii-


29.   Binding Effect; Choice of Law.......................................   29

30.   Subordination.......................................................   29

31.   Attorneys' Fees.....................................................   30

32.   Landlord's Access...................................................   30

33.   Auctions............................................................   31

34.   Signs...............................................................   31

35.   Merger..............................................................   31

36.   Consents............................................................   32

37.   Guarantor...........................................................   32

38.   Quiet Possession....................................................   32

39.   Options.............................................................   32
      39.1  Definitions...................................................   32
      39.2  Options Personal..............................................   32
      39.3  Multiple Options..............................................   32
      39.4  Effect of Default on Options..................................   32

40.   Security Measures--Landlord's Reservations..........................   33

41.   Easements...........................................................   34

42.   Landlord's Right to Perform.........................................   34

43.   Limitation on Liability and Time....................................   34

44.   Toxic Materials.....................................................   34
      44.1  Definitions...................................................   34
      44.2  Tenant's Obligations..........................................   36
      44.3  Landlord's Obligations........................................   37

45.   Indoor Air Quality..................................................   37

46.   Force Majeure.......................................................   38

47.   Authority...........................................................   38

48.   No Offer............................................................   38

49.   Lender Modification/Government Requirements.........................   38

50.   Financial Statements................................................   38

51.   Multiple Parties....................................................   38

52.   Work Letter.........................................................   39

53.   Moving Allowance....................................................   39

54.   Abatement of Rent When Tenant is Prevented From Using Premises......   39

55.   Attachments/Counterparts............................................   39

Exhibit "A" - Floor Plan
Exhibit "B" - Rules and Regulations
Exhibit "C" - Work Letter Agreement
Exhibit "D" - Notice of Lease Term Dates
Exhibit "E" - Sample Form of Tenant Estoppel Certificate
Exhibit "F" - Locations of Monument Sign and South End Area

                                STANDARD OFFICE LEASE

                                  (CATALINA LANDING)


1.   BASIC LEASE PROVISIONS ("Basic Lease Provisions").

     1.1 PARTIES: This Lease, dated March 5, 1998 ("Effective Date"), is made by and between John Hancock Mutual Life Insurance Company, a
Massachusetts corporation (herein called "Landlord") and OBAGI MEDICAL PRODUCTS, INC., a California corporation (herein called "Tenant").

     1.2 PREMISES: Suite Number 120, on the first (1st) floor, consisting of approximately 12,023 Rentable Square Feet (defined in paragraph 4.2.5) of space and 10,813 square feet of Premises Usable Area (as defined in paragraph 4.2.5), as defined in paragraph 2 and as shown on Exhibit "A" hereto as the area marked with diagonal lines (the "Premises"). Landlord and Tenant agree that the Rentable Square Footage of the Premises and the Premises Usable Area set forth in this paragraph 1.2 are reasonable estimates and shall be binding on Landlord and Tenant for all purposes under this Lease even if the actual Rentable Square Footage or the actual Premises Usable Area is more or less than 12,023 or 10,813, respectively.

     1.3 BUILDING: Commonly described as being located at 310 Golden Shore being a portion of the Office Building Project (defined below) known as Catalina Landing, consisting of four buildings known as 310, 320, 330 and 340 Golden Shore, in the City of Long Beach, State of California.

     1.4 PERMITTED USE: General office, Research and Development (as defined in paragraph 6), and Product Demonstration (as defined in paragraph 6), all subject to paragraph 6.

     1.5 TERM: Sixty (60) calendar months (plus the applicable fraction of a month if the actual Commencement Date is other than the first day of a calendar month).

     1.6 MONTHLY BASE RENT (PER RENTABLE SQUARE FOOT): Months 1-30: $1.45; months 31-60: $1.55, payable on the first (1st) day of each month, in advance, per paragraph 4.1.

     1.7 RENT PAID UPON EXECUTION: $17,433.35, to be applied to the Monthly Base Rent payable for the first month of the Term.

     1.8  SECURITY DEPOSIT: $17,433.35 ("Security Deposit").

     1.9 TENANT'S SHARE: 4.36% (based on 275,962 total Rentable Square Feet of space in the Office Building Project) subject to adjustment upon determination of the exact number of Rentable Square Feet of space contained in the Premises in accordance with paragraph 4.2.5. Landlord and Tenant agree that the Rentable Square Footage of the Office Building Project set forth in this paragraph 1.9 is a reasonable estimate and shall be binding on Landlord and Tenant for all purposes under this Lease even if the actual Rentable Square Footage is more or less than 275,962.

     1.10 EXPENSE BASE YEAR: 1998, as more particularly defined in paragraph
4.2.

     1.11 TAX BASE YEAR: July 1, 1997 - June 30, 1998, as more particularly defined in paragraph 4.2. The net taxable value for the Office Building Project as assessed by the Los Angeles County Tax Assessor for the Tax Base Year is $21,760,000.

     1.12 COMMENCEMENT DATE: The date on which the Term (defined in paragraph
3) begins as determined in accordance with paragraph 8 of the Work Letter Agreement attached hereto as Exhibit "C" ("Work Letter Agreement").

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include the adjacent parking lot and structures used in connection with the Building. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Landlord hereby leases to Tenant and Tenant leases from Landlord for the Term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.2 VEHICLE PARKING: So long as Tenant is not in default, and subject to the rules and regulations attached hereto as Exhibit "B", and such additional non-discriminatory and reasonable rules and regulations as may be established by Landlord from time to time, Tenant is hereby granted a license to use forty-two (42) parking spaces ("Tenant Spaces") in the parking structure located in the Office Building Project or in another parking area in the Office Building Project designated by Landlord, on an unreserved basis, provided that Tenant shall not be obligated to use any Tenant Spaces and shall be obligated to pay for only those Tenant Spaces which Tenant uses. Except as provided in paragraph 2.2.3, Tenant shall not be entitled to any reserved parking unless Landlord agrees in writing to provide Tenant with reserved parking. Tenant shall pay Landlord a monthly fee for parking as set from time to time by Landlord, provided that Tenant shall not be charged for use of the Tenant Spaces during the first six (6) months of the initial Term.

           2.2.1 If Tenant or its agents or employees commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

           2.2.2 As of the Effective Date, the monthly parking rate per parking space is Sixty-Five and 00/100 Dollars ($65.00) for reserved parking and Fifty-Five and 00/100 Dollars ($55.00) for unreserved parking, and is subject to change upon five (5) days prior written notice to Tenant. Monthly parking fees shall be payable in advance on or before the first day of each calendar month.

           2.2.3 Twelve (12) of the Tenant Spaces shall be reserved spaces located in a location reasonably determined by Landlord; provided, however, that if Tenant converts the South End Area into South End Parking, the number of Tenant Spaces which are reserved spaces will be reduced by the number of parking spaces contained in the South End Area. In addition, subject to the other provisions of this paragraph 2.2.3, Tenant shall have the right to convert the area located adjacent to the south end of the Building and shown on attached Exhibit "F" as the area marked with diagonal lines ("South End Area") into a reserved parking area for Tenant's exclusive use during the Term ("South End Parking"). Tenant's conversion of the South End Area for South End Parking shall (a) be done at Tenant's sole cost and expense, (b) comply with all applicable laws, and (c) be of a design, construction, and materials, and be lighted (if any lighting is approved or required by Landlord in its sole discretion) in a manner acceptable to Landlord in its sole discretion. Tenant shall, at Tenant's sole cost and expense, obtain all governmental permits and approvals required in connection with conversion of the South End Area for South End Parking. Before beginning conversion of the South End Area, Tenant shall obtain Landlord's written approval in Landlord's sole discretion of Tenant's contractor and of all plans and specifications for the South End Parking. Tenant's use of the South End Area will not be subject to the monthly parking rate chargeable by Landlord under this paragraph 2.2. Tenant agrees that Tenant's use of the South End Area shall comply with all of Landlord's parking rules and regulations as required under this paragraph 2.2.

All improvements constructed by Tenant in the South End Area or in connection with the South End Parking shall at all times be and remain the property of Landlord, provided that upon the expiration or earlier termination of this Lease Landlord may require that Tenant immediately (a) restore the South End Area to its condition existing on the date of this Lease and (b) repair any damage caused to the Office Building Project or any other property during such restoration.

      2.3 COMMON AREAS -- DEFINITION: The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

      2.4 COMMON AREAS -- RULES AND REGULATIONS: Tenant agrees to abide by and conform to the rules and regulations attached hereto as Exhibit "B" with respect to the Office Building Project and Common Areas ("Rules and Regulations"), and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce the Rules and Regulations. Landlord shall not be responsible to Tenant for any non-compliance with the Rules and Regulations by other tenants, their agents, employees and invitees of the Office Building Project.

      2.5 COMMON AREAS -- CHANGES: Landlord shall have the right, in Landlord's sole discretion, from time to time:

            2.5.1 To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Landlord shall at all times provide the parking facilities required by applicable law;

            2.5.2 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

            2.5.3 To designate other land and improvements outside the boundaries of the Office Building Project to be part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

            2.5.4 To add additional buildings and improvements to the Common Areas;

            2.5.5 To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion hereof;

            2.5.6 To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Landlord may, in the exercise of sound business judgment deem to be appropriate.

3.    TERM:
      3.1 TERM: The term of this Lease ("Term") shall be for the period designated in paragraph 1.5 of the Basic Lease Provisions, beginning on the Commencement Date under paragraph 1.12 of the Basic Lease Provisions and ending on the expiration of that period, unless the Lease shall be terminated sooner as hereinafter provided. The Commencement Date, the date the Term ends, the Rentable Square Feet within the Premises, and Tenant's Share will be as specified in Landlord's Notice of Lease Term Dates, substantially in the form of attached Exhibit "D", which Landlord shall serve on Tenant when Landlord tenders possession of the Premises to Tenant under Paragraph 8 of the Work Letter Agreement.

      3.2 POSSESSION: If Landlord is unable to tender possession of the Premises to Tenant on the Target Commencement Date (defined in the Work Letter Agreement), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. However, if Landlord's tender of possession of the Premises to Tenant is delayed beyond the Target Commencement Date, Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant and the Term begins in accordance with paragraph 8 of the Work Letter Agreement. If possession of the Premises has not been tendered to Tenant within one hundred eighty (180) days after the Target Commencement Date (the "Outside Date"), Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within fifteen (15) days after the Outside Date, without prejudice to any rights either party may have against the other. However, to the extent Landlord's inability to tender possession of the Premises to Tenant on (or earlier than) the Target Commencement Date is caused by Tenant's negligence or breach of this Lease or of the Work Letter Agreement, or by other delays (including without limitation those listed in Subparagraphs 8(a) through 8(e) of the Work Letter Agreement) caused by Tenant or its agents or contractors (collectively, "Tenant Delays"), the commencement of the Term for all purposes under this Lease shall be accelerated by the number of days of those Tenant Delays.

4.    RENT:

      4.1 BASE RENT: Subject to adjustment as hereinafter provided in paragraphs 4.2 and 4.8, and except as may be otherwise expressly provided in this Lease, Tenant shall pay to Landlord the Base Rent for the Premises set forth in paragraph 1.6 of the of the Basic Lease Provisions, without any offset or deduction whatsoever. Tenant shall pay Landlord upon execution hereof the advance Base Rent described in paragraph 1.7 of the Basic Lease Provisions. Rent for any period during the Term which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

      4.2  DEFINITIONS. The following definitions shall apply to this
Article 4:

            4.2.1 "Expense Base Year" shall mean the calendar year set forth in paragraph 1.10 of the Basic Lease Provisions.

            4.2.2 "Tax Base Year" shall mean the period set forth in paragraph 1.11 of the Basic Lease Provisions.

            4.2.3 "Expense Comparison Year" shall mean each successive calendar year after the Expense Base Year during the Term.

            4.2.4 "Tax Comparison Year" shall mean each successive July 1 - June 30 after the Tax Base Year during the Term.

            4.2.5 "Tenant's Share" means the percentage set forth in paragraph 1.9 of the Basic Lease Provisions, which percentage has been determined by dividing the Rentable Square Feet of space contained in the Premises by the total amount of Rentable Square Feet of space contained in the Office Building Project, which percentage shall be applied to Operating Expenses determined for the Base Year and Applicable Taxes for the Tax Base Year. "Rentable Square Foot/Feet" refers to the rentable area of office space which Landlord and Tenant have agreed are contained in the Premises and Office Building Project as set forth in paragraphs 1.2 and 1.9, above. "Premises Usable Area" refers to the usable area of office space which Landlord and Tenant have agreed are contained in the Premises as set forth in paragraph 1.2, above. Tenant shall in no event be entitled to a credit to or adjustment of Tenant's Share of Operating Expenses payable hereunder, even if the ratio of Operating Expenses actually paid by Tenant compared to total Operating Expenses actually paid by other tenants of the Office Building Project exceeds Tenant's Share (as it might, by way of example only and not limitation, if some leases of the Office Building Project are made on a "full gross" basis, in which case the tenants under such leases would not directly pay any portion of the Operating Expenses or increase therein).

            4.2.6 "Operating Expenses" shall mean any and all direct costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, management, replacement, and repair of the Office Building Project. By way of illustration but not limitation, Operating Expenses shall include the following: (i) the cost of air conditioning, electricity, steam, heating, water, plumbing, mechanical, ventilating, electrical systems, sanitary and storm drainage, life safety equipment, telecommunication equipment, tenant directories, fire detection systems, sprinkler systems, the cost of environmental surcharges imposed by any government entity, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning, including all goods, services and supplies purchased by Landlord in connection therewith;
(iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, loss of rent, earthquake and other insurance on or covering operations of the Building, including such other endorsements as Landlord may desire, all in such amounts as Landlord may reasonably determine or the Building's share of a blanket policy, whether or not it is actually paid for by the Building, as reasonably determined by the Landlord, and the cost of any losses payable by Landlord as a deductible, (iv) wages, salaries and other labor costs, including uniforms, taxes, insurance, retirement, medical and other employee benefits; (v) reasonable fees, charges and other costs, including without limitation management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord or its affiliate(s) perform management services in connection with the Office Building Project, and the costs of supplying, replacing and cleaning employee uniforms; (vi) the cost of licenses, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (vii) the cost of window coverings, decorative items, carpeting and other wall or floor coverings furnished by Landlord from time to time in public corridors and Common Areas; (viii) the cost of repairs, maintenance and cleaning of the Common Areas including, but not limited to striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates; (ix) Landlord's contributions to any owner's associations providing maintenance or other services or benefits to the Building; (x) the cost of trash disposal, janitorial and security services; (xi) the amount of any reasonable reserves established for anticipated expenditures; (xii) environmental damages (as hereinafter defined to the extent not recovered by Landlord directly from any tenants of the Office Building Project); and (xiii) the cost of any capital improvements made to the Building after completion of its construction as a labor-saving or energy conservation device or to effect other economies in the operation of maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained (including without limitation those undertaken to comply with the Americans with Disabilities Act of 1990, Pub.
L. 101-336 ("ADA"), as
such Act applies to the Common Areas), such costs to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at a market rate.

       For purposes of this Lease, Operating Expenses shall not include:

                  (a) Legal fees, space planners' fees and advertising expenses incurred in connection with the future leasing of the Building;

                  (b) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                  (c) Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, cost (including attorneys' fees and costs of settlements, judgments, and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to the Landlord and/or the Building and/or the site upon which the Building is situated;

                  (d) The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building;

                  (e) Fines, penalties, and interest, except as specifically provided for in the Lease;

                  (f) Amounts paid as ground rental or as rental for the Building by the Landlord;

                  (g) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any Common Areas or parking facilities);

                  (h) Overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceed the costs of such services rendered by qualified, first class, unaffiliated third parties on a competitive basis;

                  (i) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord other than concierge services;

                  (j) Electric power costs for which any tenant directly contracts with the local public service company;

                  (k) Costs arising from the Landlord's political or charitable contributions;

                  (l) Tax penalties incurred as a result of the Landlord's negligence, inability or unwillingness to make payments when due;

                  (m) Landlord's general corporate overhead and general and administrative expenses provided, however, nothing herein should be deemed to prohibit the Landlord from charging a reasonable management fee computed in accordance with industry custom and otherwise subject to the limitations herein. Such fee is not to be in excess of a fee that would be charged by an independent management company not involved in brokerage or leasing activities for the Building;

                  (n) Costs (including attorneys' fees) incurred by the Landlord due to the violations by the Landlord of the terms and conditions of any lease of space in the Building;

                  (o)  Reserves for Operating Expenses;

                  (p) Costs and expenses of enforcing leases against Tenants, including legal fees;

                  (q) Any charge for the rental value of any management or Building office in excess of the reasonable rental value of such management or Building office, which office shall not exceed the square footage typical of a management office or Building office for comparable buildings in the Long Beach area;

                  (r)  Expenses of relocating or moving tenants;

                  (s) Salaries paid to employees not providing service or some other benefit to the Building;

                  (t) All costs relating to renewals, expansions or extensions of existing tenants' leases in the Building, including, but not limited to, legal fees, advertising and promotional costs and lease concessions;

                  (u) interest expense (except as provided in clause (xiii) above);

                  (v)  leasing commissions;

                  (w) depreciation on the improvements contained in the Building (except as provided in clause (xiii) above);

                  (x) the cost of capital expenditures not included within clause (xiii) above; and

                  (y) or any costs which are paid by any tenant directly to third parties or as to which Landlord is otherwise reimbursed by any other tenant, third party or by insurance proceeds but only to the extent of such reimbursement.

            The computation of Operating Expenses shall be made in accordance with fair and reasonable accounting principles customarily applied by owners of similar properties in Los Angeles County, California.

             4.2.7 "Applicable Taxes" shall mean all taxes, assessments and charges levied on or with respect to the Building, the Office Building Project, or any personal property of Landlord used in the operation thereof and payable by Landlord. Applicable Taxes shall include, without limitation, all general real property taxes and general, special, ordinary, or extraordinary assessments, fees, improvement bonds, assessments or charges for transit, police, fire, housing, other governmental services, or purported benefits to the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into, modifying, amending, or transferring this Lease or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied on or assessed against Landlord by, or payable by Landlord as a result of, the requirements of the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other taxes. Applicable Taxes shall also include any tax, fee, levy, assessment or charge (i) in substitution, partially or totally, of any tax, fee, levy, assessment or charge hereinabove included within the definition of "Applicable Taxes", or (ii) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building, the Office Building Project or any personal property of Landlord used in the operation thereof and payable by Landlord, or which is added to a tax or charge hereinbefore included within the definition of Applicable Taxes by reason of such change of ownership. Applicable Taxes shall not include: franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any other tax which would otherwise constitute an Applicable Tax. Applicable Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Applicable Taxes. Notwithstanding, anything to the contrary in this Lease, in the event that any Applicable Taxes are payable, or may at the option of the taxpayer be paid in installments, such Applicable Taxes shall be deemed to have been paid in installments, regardless of the method of actual payment by Landlord, and Tenant's Share of such Applicable Taxes shall only include those installments which would become due and payable during the Term.

      4.3 PAYMENT OF INCREASES: If, with respect to any Expense Comparison Year, the Operating Expenses shall be higher than the Operating Expenses for the Expense Base Year, Tenant shall pay to Landlord as additional rent Tenant's Share of any such increase in Operating Expenses in the manner provided herein. If, with respect to any Tax Comparison Year, the Applicable Taxes shall be higher than the Applicable Taxes for the Tax Base Year, Tenant shall pay to Landlord as additional rent, Tenant's Share of any such increase in Applicable Taxes in the manner provided herein.

      4.4 TIME FOR PAYMENT: The payments contemplated under paragraph 4.3 shall be made as follows:

            4.4.1 During each month of each Comparison Year and Tax Comparison Year, as applicable, Tenant shall pay to Landlord, with each installment of Base Rent, such amounts as are estimated by Landlord to be one-twelfth (1/12th) of Tenant's Share of Operating Expenses and Applicable Taxes payable pursuant to paragraph 4.3 with respect to each Tax Comparison Year and Expense Comparison Year; provided, however, that Landlord may from time to time, by written notice to Tenant, revise its estimates for such year and subsequent payments during the Comparison Year and Tax Comparison Year shall be based upon such revised estimate.

            4.4.2 With reasonable promptness after the end of each Tax and/or Expense Comparison Year, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses and Applicable Taxes for the Comparison Year and/or Tax Comparison Year, as applicable, a comparison with the Operating Expense and Applicable Taxes for the Base Year and Tax Base Year, as applicable, and a comparison of any amounts payable under paragraph
4.3 with the estimated payments made by Tenant. If the amounts payable under paragraph 4.3 are less than the estimated payments made by Tenant with respect to such Comparison Year or Tax Comparison Year, as applicable, the statement shall be accompanied by a refund of the excess by Landlord, or at Landlord's election a notice that Landlord shall credit the excess to the next succeeding monthly installments of the Base Rent. If the amounts payable under paragraph 4.3 are more than the estimated payments made by Tenant with respect to such Comparison Year or Tax Comparison Year, as applicable, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Statements provided by Landlord shall be final and binding
(a) upon Tenant unless Tenant contests the statement within one hundred eighty (180) days after the date on which the statement is delivered to Tenant and (b) upon Landlord unless Landlord provides Tenant with a revised statement within three (3) years after the date on which the statement is delivered to Tenant.

      4.5 PARTIAL YEAR: If the Commencement Date, or the date on which the Term ends, occurs on a date other than the first or last day of a Comparison Year or Tax Comparison Year, Tenant's Share of Applicable Taxes and Tenant's Share of Operating Expenses for such Tax Comparison Year or Comparison Year shall, as appropriate, be prorated according to the ratio that the number of days during that Comparison Year or Tax Comparison Year, as applicable, bears to 365.

      4.6 VACANCY ADJUSTMENT: Notwithstanding anything to the contrary in this Lease, if during the Base Year or any Expense Comparison Year the Building is less than 95% occupied, for the purposes of calculating Operating Expenses for that year, those Operating Expenses which vary based upon occupancy levels shall be adjusted as though the Building were 95% occupied; provided, however, that in no event shall the aggregate amount collected by Landlord from all tenants in the Building for any Expense Comparison Year exceed the actual Operating Expenses for that year.

      4.7 TENANT'S RIGHT TO AUDIT: If, within one hundred twenty (120) days following Tenant's receipt of Landlord's annual statement of actual Operating Expenses purusant to paragraph 4.4, Tenant notifies Landlord that Tenant desires to audit Landlord's statement, Landlord shall cooperate with Tenant to permit such audit during normal business hours at Tenant's sole cost and expense. If the audit is conducted by Landlord's or Tenant's certified public accountant (at Tenant's election) and it is determined that the Operating Expenses are less than those reported, Landlord shall forthwith pay or credit to Tenant any overpayment (and if there is an underpayment, Tenant shall pay such amount to the Landlord), and if the Operating Expenses are less than those reported by Landlord by more than seven and one-half percent (7.50%), Landlord shall pay the reasonable costs of such audit and examination.

5. SECURITY DEPOSIT: Tenant has deposited with Landlord the Security Deposit set forth in paragraph 1.8 of the Basic Lease Provisions as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount then required of Tenant. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of the Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord with respect to the Security Deposit, and under no circumstances shall Landlord be required to keep the Security Deposit separate from its other funds or in an interest-bearing account, nor shall Tenant be entitled to any interest on such amounts regardless of whether or not the Security Deposit is deposited in an interest-bearing account.

6.    PERMITTED USE:

      6.1 PERMITTED USE: The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions and for no other purpose. As used in this Lease, the following terms have the following meanings:

      (a) "Research and Development" means the development of new products comparable to Tenant's current product using non-volatile, nonflammable, non-toxic substances.

      (b) "Product Demonstration" means the demonstration of Tenant's products to prospective or existing customers in groups of no more than forty
(40) persons at any time.

      6.2  COMPLIANCE WITH THE LAW:

           6.2.1 Landlord makes no representation or warranty to Tenant regarding the condition of the Premises or with respect to whether or not the Premises, or the use for which the Tenant will occupy the Premises, will violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on the Commencement Date or at any other time. Landlord represents and warrants that, to the actual knowledge of John P. McDonough, Landlord's representative with respect to the Building, and Gabrielle C. Barr, Landlord's agent/property manager with respect to the Building, without any duty to conduct any investigation: (i) as of the date of this Lease, but subject to the normal wear and tear expected for a project the age of the Office Building Project, the mechanical, electrical, HVAC and elevator and plumbing systems of the Building are in good working order and condition and (ii) the area in which the Building is located is zoned for use as an office building.

           6.2.2 Tenant's conduct and use of the Premises shall, at Tenant's expense, comply with all applicable statutes, ordinances, rules, regulations, orders, covenants, conditions, or restrictions now or hereafter of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafer come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term, relating to any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall be responsible for and shall pay all costs (i) associated with compliance of the Premises with the requirements of the ADA and (ii) all costs associated with compliance of the Building or Office Building Project with the requirements of the ADA arising out of or in connection with any Alterations Tenant makes or proposes to make to the Premises. However, Landlord shall be responsible for compliance of the first
(1st) floor Common Areas of the Building and the Common Areas of the Project with the diasbled access requirements of the ADA. Tenant shall be responsible for ensuring that all portions of its telephone system and any other equipment installed by Tenant, including all related wiring and circuitry, meets applicable code requirements. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

           6.2.3 Tenant shall not use any of the following in connection with its use of the Premises: open flames, oven temperatures over 500 degrees fahrenheit, or animals. Tenant shall not store more than the following quantities of materials in the Premises: twenty-five (25) gallons of any single liquid and seventy-five (75) gallons in the aggregate of all liquids used in the manufacture of Tenants products and fifty (50) pounds in the aggregate of all solid materials used in the manufacture of Tenant's products. In addition, Tenant shall not store more of its finished products in the premises than is reasonably needed in connection with Tenant's use of the Premises for Research and Development or Product Demonstration. Tenant will store all such materials in compliance with applicable laws and in an otherwise safe and orderly manner. Tenant will be responsible for containing and venting any fumes or odors generated by its Research and Development and other activities conducted in its Premises and will pay all costs incurred to do so. Other than Tenant's Research and Development activities, Tenant will not manufacture any products at the Premises. Tenant will not make any retail sales at or wholesale deliveries at the Premises.

           6.2.4 PUBLIC USE OF PREMISES. Tenant shall take such measures or action as Landlord may reasonably require under the circumstances so that the access, use, and quiet enjoyment of the Office Building Project by other tenants of the Office Building Project, and their guests, invitees, employees, and agents will not be disturbed by Tenant's use of the Premises for Product Demonstration, including, without limitation, such action as is required to (a) protect the other tenants of the Building and the Office Building Project from damage, injury, or nuisance caused, directly or indirectly, by Tenant's use of the Premises for Product Demonstration and (b) control the actions of and noise generated by any persons attracted to the Office Building Project as a direct or indirect result of Tenant's use of the Premises for Product Demonstration.

      6.3  CONDITION OF PREMISES:

           6.3.1 Landlord shall deliver the Premises to Tenant on the Lease Commencement Date (unless Tenant is already in possession), but makes no representation or warranty regarding the condition of the Premises.

           6.3.2 Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except as otherwise provided in this Lease, Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Tenant's business. Tenant's taking of possession of the Premises shall conclusively establish that the Premises and the Building were in satisfactory condition at the time of that possession (excluding latent defects), provided that nothing contained in this sentence shall be construed to waive Tenant's rights under the Work Letter Agreement.

           6.3.3 Tenant accepts that from time to time there may be construction and improvement work by Landlord on other space in the Building and to the Common Areas and other portions of the Office Building Project, and that such work may cause intermittent noise, vibrations, or other temporary inconveniences; provided, however, Landlord will take all steps reasonably necessary and feasible to minimize all such inconveniences to Tenant and Tenant's employees and visitors.

7.    MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES:

      7.1 LANDLORD'S OBLIGATIONS: Landlord shall keep the Office Building Project interior and exterior walls (but not interior walls within the Premises), roof, and Common Areas, in good condition and repair; provided, however, that Landlord shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above the then-current Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Landlord on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Office Building Project or any part thereof, or on account of any interruption of services or of access to the Premises, Building or Office Building Project. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair, including, without limitation, the provisions of California Civil Code sections 1940, 1941, and 1942.

      7.2  TENANT'S OBLIGATIONS:

           7.2.1 Notwithstanding Landlord's obligation to keep the Premises in good condition and repair, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace all Premises improvements. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any such maintenance or repairs the cost of which is otherwise the Tenant's responsibility hereunder.

           7.2.2 Upon the expiration or the earlier termination of the Term, Tenant shall surrender the Premises (including, without limitation, the window coverings, wall coverings, carpets, wall paneling, and ceilings) to Landlord in the same condition as received by Tenant on the Commencement Date, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, and plumbing in the Premises and in good operating condition.

      7.3  ALTERATIONS AND ADDITIONS:

           7.3.1 Tenant shall not, without Landlord's prior written consent make any non-structural alterations, improvements, additions, Utility Installations or repairs (collectively, "Alterations") in the Premises unless Tenant first obtains Landlord's prior written consent, which consent shall not be unreasonably withheld. In addition, Tenant shall not make any (i) structural Alterations to the Premises, (ii) Alterations to the Building or Office Building Project (except as permitted under the immediately preceding sentence), or (iii) Alterations to the Utility Installations other than the Tenant Improvements to be made under the Work Letter Agreement, unless Tenant first obtains Landlord's prior written consent, which consent may be given or denied in Landlord's subjective, good faith discretion. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the Term, Landlord may require the removal of any or all Alterations and the restoration of the Premises and the Office Building Project to their prior condition, at Tenant's expense, provided that Landlord shall not require Tenant to remove the Tenant Improvements to be made under the Work Letter Agreement. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term, require that Tenant remove any part or all of such Alterations other than the Tenant Improvements (defined in the Work Letter Agreement). Notwithstanding the other provisions of this paragraph 7.3.1, Tenant may, without Landlord's prior written consent, make cosmetic, non-strucural Alterations (other than alterations, improvements, or additions to the Utility Installations) to the Premises provided that: (i) the aggregate cost of those Alterations during any twelve (12) month period does not exceed Five Thousand and 00/100 Dollars ($5,000), (ii) the Alterations do not require any demolition of any part of the Premises, (iii) Tenant provides Landlord with five (5) days prior written notice of its planned Alterations, and (iv) Tenant otherwise complies with the requirements of this Lease regarding Alterations to the Premises.

           7.3.2 Any Alterations in or about the Premises or the Office Building Project that Tenant shall desire to make shall be presented to Landlord in written form, with proposed detailed plans. Any consent or approval given by Landlord to the making of any Alterations by Tenant shall be deemed conditioned upon Tenant acquiring all permits required to make the Alterations from all applicable governmental agencies, furnishing a copy of the permit to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of the permit in a prompt and expeditious manner.

           7.3.3 Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

           7.3.4 Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. Tenant shall at all times keep the Premises, the Building and the Office Building Project free and clear of liens attributable in any way to a work of improvement commissioned by Tenant, or to the acts or omissions of Tenant, any of Tenant's employees, agents, or contractors, or any of their employees, agents or sub-contractors. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, the Building or the Office Building Project, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount not less than one hundred fifty percent (150%) of the amount of such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is to Landlord's best interests to do so.

           7.3.5 All alterations (whether or not such Alterations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the lease term, unless Landlord requires their removal pursuant to paragraph 7.3.1. Provided Tenant is not in default, notwithstanding the provisions of this paragraph 7.3.5, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 7.2.

           7.3.6 Tenant shall provide Landlord with as-built plans and specifications for any Alterations.

     7.4 UTILITY ADDITIONS: Landlord reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Landlord or Tenant, or any other tenant of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.

8.   INSURANCE; INDEMNITY:

     8.1 LIABILITY INSURANCE-TENANT. Tenant shall, at Tenant's expense, obtain and keep in force during the Term a policy of Commercial General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Landlord and shall insure Tenant with Landlord and any mortgagees of which Tenant has been provided notice as additional insureds against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Tenant hereunder.

     8.2 PROPERTY INSURANCE-TENANT. Tenant shall, at Tenant's expense, obtain and keep in force during the Term for the benefit of Tenant, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, with vandalism and malicious mischief and sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and the tenant improvements contained in the Premises. If there is a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also cover direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount which will properly reimburse Tenant.

     8.3 WORKER'S COMPENSATION INSURANCE-TENANT: Workers' Compensation and Employer's Liability Insurance as required by state law.

     8.4 PROPERTY INSURANCE-LANDLORD. Landlord agrees to maintain and keep in full force and effect, with a reputable insurance company licensed to do business in the state in which the Office Building Project is located, the following: (a) comprehensive general liability insurance against all claims, demands or actions for injury to or death of a person, or damage to property, to a limit of not less than $5,000,000 per occurrence and/or in the aggregate, including products liability and independent contractors' coverage, with broad form endorsement, arising from, related to, or in any way connected with the conduct and operation of Landlord's Office Building Project caused by actions or omissions to act, where there is a duty to act, of Landlord, it agents, servants and contractors, which insurance shall name Tenant, its agents, servants, employees, contractors, licenses, and invitees as additional insureds, (b) if there is a boiler or major refrigeration equipment or pressure object or other similar equipment in the Office Building Project, steam boiler, air conditioning, and machinery insurance written on broad form basis to the limit of not less that $300,000.00; and
(c) a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Tenant's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost of the Office Building Project, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Landlord shall obtain and keep in force, during the Term, a policy of rental value insurance covering a period of one year, with loss payable to Landlord. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required under this paragraph 8 shall contain such deductibles as Landlord or Landlord's lender may determine are appropriate. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the Term if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

      8.5  INSURANCE POLICIES:

            Each policy required to be obtained by Tenant hereunder shall:

            8.5.1 be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating B+, in the most recent version of Best's Key Rating Guide, or the equivalent rating in any other comparable guide selected by Landlord (provided that, in any event, the same insurance company shall provide the coverages described in paragraphs 8.1 and 8.2 above);

            8.5.2 be in form reasonably satisfactory from time to time to Landlord;

            8.5.3 name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds;

            8.5.4 not have a deductible amount exceeding Five Thousand Dollars ($5,000.00);

            8.5.5 specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing;

            8.5.6 except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 8.6 below; and

            8.5.7 contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than ten (10) days prior to any material change, reduction in coverage, cancellation or other termination thereof.

      Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certificates of each such insurance policy from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this paragraph 8. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. In addition, Tenant shall deliver copies of all such insurance policies within ten (10) days after request therefor by Landlord. If any such policy or initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided herein, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense. Any requirement of Tenant to maintain policies of insurance may be satisfied by one or more so-called "blanket" or "master" insurance policies covering both this Lease and other premises occupied by Tenant and/or its affiliated entities provided that such policies meet the following requirements: (a) Landlord is named as an additional insured; (b) The Premises are specifically identified as insured property; and (c) The coverage requirements described above are indicated in the certificate delivered to Landlord.

      8.6 WAIVER OF SUBROGATION: Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. All property insurance policies required under this Lease shall provide or be endorsed to provide that each party's insurance provider agrees to be bound by the waivers of subrogation set forth in this paragraph 8.6.

      8.7  INDEMNITY:

            8.7.1 TENANT'S INDEMNITY: Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord and its agents, Landlord's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant's use of the Office Building Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Landlord as a result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant, as a material part of the consideration to Landlord, hereby (i) assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Office Building Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord and (ii) agrees that neither Landlord nor any officer, director, or shareholder of Landlord shall be liable for any theft or vandalism on, to, or from the Premises.

            8.7.2 LANDLORD'S INDEMNITY: Subject to paragraphs 8.7.1 and 8.8, Landlord shall indemnify and hold harmless Tenant and its agents and employees from and against any and all claims for damage to the person or property of anyone or any entity arising from the negligence or willful misconduct of Landlord or its agents or employees in, upon or about the Office Building Project, or from any activity, work, or things done by Landlord in or about the Office Building Project, or from any breach or default by Landlord of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred by Tenant, its officials, officers, agents or employees as the result of any such negligence or willful misconduct, or such work, activity, or things done by Landlord, or such breach or default, and in dealing reasonably therewith, including by not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Tenant, its officials, officers, agents or employees by reason of any such matter, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such claim in order to be so indemnified.

      8.8 EXEMPTION OF LANDLORD FROM LIABILITY: Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Office
Building Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises, or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Office Building Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Office Building Project.

      8.9 NO REPRESENTATION OF ADEQUATE COVERAGE: Landlord makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Tenant's property or obligations under this Lease.

9.    DAMAGE OR DESTRUCTION:

      9.1  DEFINITIONS:

           9.1.1 "Premises Damage" shall mean if the Premises are damaged or destroyed to a significant extent.

           9.1.2 "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

           9.1.3 "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is 50 percent (50%) or more of the then Replacement Cost of the Building or in the event the time to repair would exceed two hundred seventy (270) days to accomplish.

           9.1.4 "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

           9.1.5 "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

           9.1.6 "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

           9.1.7 "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants, other than those installed by Landlord at Tenant's expense.

     9.2  PREMISES DAMAGE; PREMISES BUILDING PARTIAL DAMAGE:

           9.2.1 Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent sufficient insurance proceeds are available exclusive of any deductible and the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

           9.2.2  Uninsured Loss:  Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the Term there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

     9.3  PREMISES BUILDING TOTAL DESTRUCTION; OFFICE BUILDING PROJECT TOTAL
DESTRUCTION: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

     9.4  EXTENT OF DAMAGE/DAMAGE NEAR END OF TERM:

           9.4.1 For purposes of determining whether or not there has been Partial or Total Damage or Destruction to the Building or the Office Building Project, Landlord shall determine, in its sole discretion, the cost of repairing any damage or destruction to the Building or Office Building Project and the then Replacement Cost of the Building or Office Building Project, all as appropriate, and whether the time to repair any Premises Building Total Destruction will exceed two hundred seventy (270) days to accomplish.

           9.4.2 Subject to paragraph 9.4.3, if at any time during the last twelve (12) months of the Term there is substantial damage to the Premises, either Tenant or Landlord may, at its option, terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within 30 days after the date of occurrence of such damage.

           9.4.3 Notwithstanding paragraph 9.4.2, in the event that Tenant has an option to extend or renew this Lease, and the time within which that option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days ("twenty-day election period") after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve
(12) months of the Term. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during the twenty (20) day election period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of the twenty (20) day election period by giving written notice to Tenant of Landlord's election to do so within ten
(10) days after the expiration of the twenty (20) day election period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5   ABATEMENT OF RENT; TENANT'S REMEDIES:

           9.5.1 If, in the event of Premises Damages, Landlord repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder for the period (commencing with the occurrence of such damage) during which such damage, repair or restoration continues shall be abated, provided the damage was not the result of the negligence of Tenant. Except for the abatement of rent described in this subparagraph, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration other than to the extent that such damage was caused by the gross negligence or willful misconduct of Landlord.

           9.5.2 If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within 270 days after such occurrence, Tenant may, at Tenant's option, terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

           9.5.3 Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

     9.6 TERMINATION-ADVANCE PAYMENTS: Subject to paragraph 5, upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's Security Deposit as has not theretofore been applied by Landlord.

     9.7 WAIVER: Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed including, without limitation, California Civil Code sections 1932(2) and 1933(4), and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES:

     10.1 PAYMENT OF TAXES: Landlord shall pay the Applicable Taxes, as defined in paragraph 4.2, applicable to the Office Building Project subject to reimbursement by Tenant of Tenant's Share of Applicable Taxes in accordance with the provisions of paragraph 4, except as otherwise provided in paragraph 10.2.

     10.2 ADDITIONAL IMPROVEMENTS: Tenant shall not be responsible for paying any increase in Applicable Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other tenants or by Landlord for the exclusive enjoyment of any other tenant. Tenant shall, however, pay to Landlord, at the time the next scheduled rental payment comes due, the entirety of any increase in Applicable Taxes if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant's request.

     10.3 JOINT ASSESSMENT: If the Improvements or property, the taxes for which are to be paid separately by Tenant under paragraph 10.2 or 10.4 are not separately assessed, Tenant's portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     10.4  PERSONAL PROPERTY TAXES:

           10.4.1 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

           10.4.2 If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.  UTILITIES:

     11.1  SERVICES PROVIDED BY LANDLORD:

           11.1.1 Landlord shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity (which shall in no event exceed four and one-half (4 1/2) watts of electrical power on a demand load basis per square foot of Premises Usable Area (as defined in paragraph 1.2)) for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. The heating and air conditioning system serving the Premises will cool the Premises to 78 degrees Fahrenheit dry bulb, heat the Premises to 68 degrees Fahrenheit dry bulb, and provide 20 CFM of fresh air per person occupying the Premises. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall have no obligation to provide janitorial service to the Premises before the Commencement Date (defined in paragraph 1.12).

           11.1.2 Landlord shall, without additional charge other than inclusion of costs incurred in Operating Expenses, furnish Tenant with the following services in accordance with the standards of first-class office buildings in the area in which the Premises are located or as may be required by law of directed by governmental authority: (a) Washing of exterior windows at intervals established by Landlord (but not less than twice per year);
(b) Replacement of all lamps, bulbs, starters, and ballasts used in the Common Areas; (c) Cleaning and maintenance of the Common Areas, including, but not limited to, the removal of rubbish, provided that Tenant shall pay for removal or rubbish brought onto the Common Areas in connection with Tenant's move into the Premises.

           11.1.3 If there is any interruption in the services to be provided by Landlord under this Lease, Landlord shall use its reasonable efforts to restore such services as quickly as possible.

     11.2 SERVICES EXCLUSIVE TO TENANT: Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon. If any such services are not separately metered to the Premises and are not included in Operating Expenses, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building. In addition, subject to the provisions of the Work Letter Agreement, Tenant shall be responsible for, and shall pay all costs of, installing all telephone and computer cabling, equipment, wiring, and outlets required to (a) provide telephone service to the Premises and (b) connect the Premises to the telephone closet or room designated by Landlord (which may be located on the floor on which the Premises are located or on another floor of the Building) as necessary to provide telephone service to the Premises. Tenant's installation of telephone and computer cabling other than in connection with the initial tenant improvements shall constitute an Alteration requiring Landlord's prior written consent and for all other purposes under this Lease.

     11.3  HOURS OF SERVICE: The service and utilities described in paragraph
11.1 shall be provided during the hours between 7:00 a.m. and 6:00 p.m. on Monday through Friday and between 9:00 a.m. and 1:00 p.m. on

Saturdays, excluding Holidays or such other days or hours as may hereafter be set forth in the Rules and Regulations or any amendments thereto (collectively, "Normal Business Hours"). Utilities and services required at other times shall be subject to advance request and reimbursement by Tenant to Landlord of the cost thereof. Currently, after-hours HVAC services (i.e., HVAC services provided during periods other than Normal Business Hours) may be accessed by a telephone call during Normal Business Hours to the Building property manager by 5:00 p.m. of the day immediately preceding the day on which after-hours HVAC service is desired in the case of weekday service and by 5:00 p.m. on the penultimate business day immediately preceding a weekend or holiday period. Tenant shall pay Landlord a fee set by Landlord from time to time for the costs of providing electricity for lights furnished to the Premises during hours other than Normal Business Hours. In addition, Tenant shall pay Landlord a fee set by Landlord from time to time for HVAC services provided to the Premises during periods other than Normal Business Hours; Landlord's current fee for HVAC services is $35.00 per hour.

            11.4 EXCESS USAGE BY TENANT: Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Tenant shall reimburse Landlord for any excess expenses or costs that may arise out of a breach of this subparagraph by Tenant.

            11.5 INTERRUPTIONS: There shall be no abatement of rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service, regardless of whether or not the cause thereof was within Landlord's control.

12.         ASSIGNMENT AND SUBLETTING:

            12.1 LANDLORD'S CONSENT REQUIRED: Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting (collectively, "Transfer") without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Tenant under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall also include (a) the transfer or transfers aggregating: (i) if Tenant is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation or (ii) if Tenant is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership, or (b) the involvement of Tenant or its assets in any transaction or series of transactions resulting in a sale of unconsolidated, tangible net worth of Tenant as represented to Landlord as of the execution date of this Lease. Subject to the other provisions of this paragraph 12, Landlord hereby consents to the sublease of a portion of the Premises to Mandarin Partners, LLC ("Mandarin").

            12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING:

                        12.2.1 Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and other sums due Landlord under this Lease and to perform all other obligations to be performed by Tenant under this Lease.

                        12.2.2 Landlord may accept rent from any person other than Tenant pending the giving or denial of Landlord's consent to any Transfer without being deemed to have consented to the Transfer.

                        12.2.3 Neither a delay in the giving or denial of Landlord's consent to any Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this Paragraph 12 or this Lease.

                        12.2.4 If Tenant's obligations under this Lease have been guaranteed by third parties, then any Transfer, and Landlord's consent thereto, shall not be effective unless the guarantors give their written consent to such Transfer and the terms thereof

                        12.2.5 The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by the Transferee. However, Landlord may consent to subsequent Transfers by a Transferee of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or any sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or any sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of any Tenant or subtenant under this Lease or any sublease.

                        12.2.6 In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any Transferee pursuant to any Transfer, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

                        12.2.7 Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

                        12.2.8 The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to any Transfer was materially false shall, at Landlord's election, render Landlord's consent to the Transfer void.

                        12.2.9 Landlord's denial of its consent to any proposed Transfer based on the fact that such Transfer is to a then existing tenant of the Office Building Project ("Existing Tenant") shall be deemed to be reasonable; Landlord may give or deny its consent to an assignment or sublease to an Existing Tenant in Landlord's sole discretion.

            12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                        12.3.1 Subject to the provisions of paragraph 12.3.6, Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.
Tenant shall have no right or claims against said subtenant or Landlord for any such rents so paid by said subtenant to Landlord.

           12.3.2 No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent. Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

           12.3.3 In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the date on which the subtenant receives notice that Landlord is requiring the subtenant to attorn to Landlord under this subparagraph until the termination of the sublease; provided, however, that Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

           12.3.4 No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

           12.3.5 With respect to any subletting to which Landlord has consented, Landlord agrees to deliver a copy of any notice of default by Tenant to the subtenant. Such subtenant shall have the right to cure a default of Tenant within three (3) days after service of said notice of default upon such subtenant, and the subtenant shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

           12.3.6 Notwithstanding anything to the contrary in the foregoing, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay to Landlord under the Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable and customary brokerage commissions actually paid by Tenant (not to exceed three percent (3%) of base rent payable pursuant to the terms of the Transfer), and attorneys' fees (not to exceed $750 per Transfer) actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rent under this Lease, without altering or reducing any other obligations of Tenant under this Lease.

     12.4 LANDLORD'S EXPENSES. In the event Tenant shall Transfer the Premises and the consent of Landlord is required to that Transfer or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including without limitation attorneys', architects', engineers' and other consultants' fees which fees shall not exceed One Thousand Five Hundred and 00/100 Dollar ($1,500) per request.

     12.5 CONDITIONS TO CONSENT. Landlord reserve the right to condition any consent to Transfer upon Landlord's determination that (a) the proposed Transferee shall conduct a business on the Premises of a quality substantially equal to that of Tenant and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed

Transferee is at least as financially responsible as Tenant was expected to be at the time of the execution of this Lease or of such Transfer, whichever is greater.

13.  DEFAULT; REMEDIES.

     13.1 DEFAULT: The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

           13.1.1 The vacation or abandonment of the Premises by Tenant. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, together with Tenant's failure to pay any rent payable under this Lease.

           13.1.2 The breach by Tenant of any of the covenants, conditions or provisions of paragraphs 7.3.1, 7.3.2 or 7.3.3 (alterations), 12.1 (assignment or subletting), 13.1.6 (false statement), 16 (estoppel certificate), 30.2 (subordination), 33 (auctions), or 50 (financial statements) shall constitute a material, non-curable default without the necessity of any further notice by Landlord to Tenant thereof if Tenant fails to cure such default within five (5) days after written notice of such default to Tenant.

           13.1.3 The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

           13.1.4 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in subparagraphs 13.1.2 and 13.1.3, above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such 30-day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such 30-day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable Unlawful Detainer statutes.

           13.1.5 (i) The making by Tenant of any general agreement or general assignment for the benefit of creditors; (ii) Tenant becoming a "debtor" as defined in U.S.C Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed with sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1.5 is contrary to any applicable law, such provision shall be of no force or effect.

           13.1.6 The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest, or by any Transferee pursuant to a Transfer, or by any guarantor of Tenant's obligation hereunder, was materially false.

      13.2  LANDLORD'S REMEDIES.

            13.2.1 Termination. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

                  (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to:
"Unreimbursed Leasehold Improvement Costs" (as defined below); attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant's alterations, additions, leasehold improvements and any other items which Tenant is required under this Lease to remove but does not remove. As used herein, the term "Unreimbursed Leasehold Improvement Costs" shall mean the product when multiplying (i) the sum of any leasehold improvement allowance plus any other costs provided, paid or incurred by Landlord in connection with the design and construction of the initial leasehold improvements installed in the Premises on or prior to the Commencement Date pursuant to the Work Letter, by (ii) the fraction, the numerator of which is the number of months of the Term not yet elapsed as of the date on which this Lease is terminated (excluding any unexercised extension or renewal Option(s)), and the denomination of which is the total number of months of the Term (excluding any unexercised extension or renewal Option(s)). For example, if the total costs paid or incurred by Landlord with respect to the initial leasehold improvements was $100,000.00, the Term was sixty (60) months, and the Lease was terminated by reason of Tenant's default at the end of twelve (12) months, the Unreimbursed Leasehold Improvement Costs would be equal to $80,000.00 (I.E., $80,000.00 equals
$100,000.00 x 48/60).

                  (v) As used in subparagraphs (i) and (ii), above, the "worth at the time of award" is computed by allowing interest at the maximum interest rate which Landlord is permitted by law to charge to Tenant (the "Lease Rate"). As used in subparagraph (iii), above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            13.2.2 Re-Entry Rights. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph 13.2.2, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to

Tenant by Landlord or unless the termination of this Lease is decreed by a court of competent jurisdiction.

            13.2.3 Continuation of Lease. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code section 1951.4 (which provides that a landlord may continue a lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations) and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this paragraph 13.2.3, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this paragraph 13.2.3 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

            13.2.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this paragraph 13.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this paragraph 13.2 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

      13.3 DEFAULT BY LANDLORD: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion. In addition, in no event shall Tenant have the right to terminate this Lease or obtain injunctive relief in connection with any default under this Lease by Landlord; Tenant's sole and exclusive remedy in the event of a Landlord default shall be an action for damages.

      13.4 LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expenses or Applicable Taxes or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION: If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of that power (all of which are herein called

"condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall take possession), to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent, Tenant's Share of Operating Expenses and Applicable Taxes shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any material part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Tenant. For that purpose the cost of such improvements shall be amortized over the original Term excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Tenant expressly waives the benefits of any statute now or hereafter in effect which would permit Tenant to terminate or seek termination of this Lease in the event of a condemnation, including, without limitation, California Code of Civil Procedure sections 1265.110, 1265.120, and 1265.130.

15. BROKER'S FEE: Landlord and Tenant represent and warrant to each other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except Matlow-Kennedy Commercial Real Estate Services, Robert L. Alperin, whose commission shall be payable by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to indemnify and defend the other from any cost, expense, claim, loss, or liability for any compensation, fee, commission or charge claimed by any other party claiming by, through or on behalf of it with respect to this Lease.

16.   ESTOPPEL CERTIFICATE:

      16.1 Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord an accurate "Tenant Estoppel Certificate," in a form substantially similar to the form of attached Exhibit "E" or in any other form reasonably required by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph 16 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

      16.2 Tenant's failure to deliver such Tenant Estoppel Certificate within such time shall be conclusive upon Tenant (i) that this Lease is in full force, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more that one (1) month's rental has been paid in advance. Tenant's failure to deliver the Tenant Estoppel Certificate to Landlord within ten
(10) days after Tenant's receipt of a proposed certificate shall constitute a material default under this Lease.

17. LANDLORD'S LIABILITY: The term "Landlord" as used herein shall mean only the owner or owners and any receiver, at the time in question, of the fee title or a Tenant's interest in a ground lease of the Office Building Project, in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY: The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS: Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law on judgments from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

20. TIME OF ESSENCE: Time is of the essence with respect to the obligations to be performed under this Lease, including specifically and without limitation, Tenant's obligation to make any payments, give any notices, and timely perform under the Work Letter Agreement.

21. ADDITIONAL RENT: All monetary obligations of Tenant to Landlord under the terms of this Lease, including expenses payable by Tenant hereunder shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS: This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither any real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Landlord or any employee or agents of any of the foregoing has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Office Building Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupation Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Term.

23. NOTICES: Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Tenant or to Landlord at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon receipt at the address required. Either party may by notice to the other specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

Landlord:   John Hancock Mutual Life Insurance Company      Tenant:   Obagi Medical Products
            c/o Catalina Landing                                      310 Golden Shore
            330 Golden Shore, Suite 200                               Suite 120
            Long Beach, CA 90802-4246                                 Long Beach, CA 90802-4246

24. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease, nor shall any custom or practice to which the parties may have adhered in the administration of the terms of this Lease be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of rent under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy available to Landlord.

25. RECORDING: Neither this Lease nor a "short form" memorandum of this Lease shall be recorded.

26. HOLDING OVER: Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages and liability which Landlord incurs from Tenant's delay in vacating the Premises, including, without limitation, claims by and liability to any succeeding tenant founded on such delay and any attorneys' fees and costs. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord consents to Tenant remaining in possession of the Premises, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the monthly Base Rent then in effect shall be increased by fifty percent (50%) and any unexercised Option(s) granted under this Lease shall be terminated.

27. CUMULATIVE REMEDIES: No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS: Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW: Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California applicable to contracts to be wholly performed within such State.

30.   SUBORDINATION:

      30.1 This Lease, and any Option or right of first refusal granted hereby, at Landlord's option, shall, without the necessity of Tenant or any other party executing any additional documentation, be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease whether this Lease or such Options are dated prior to or subsequent to the date of that mortgage, deed of trust or ground lease or the date of recording thereof.

      30.2 Tenant agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this paragraph 30.2.

      30.3 Notwithstanding anything set forth in the Lease to the contrary, the Lease shall not be subject or subordinate to any future mortgage, deed of trust, ground lease, or other security instrument or arrangement unless and until Landlord obtains from the mortgagee, beneficiary under the deed of trust, ground lessor, or other secured party under any other security instrument or arrangement placed against the Premises an agreement reasonably acceptable to Tenant signed by such secured party in recordable form which provides that, in the event of any foreclosure, sale under a power of sale, ground lease termination or transfer in lieu of any of the foregoing, or the exercise of any other remedy pursuant to any such security instrument or arrangement, (a) Tenant's use, possession, and enjoyment of the Premises shall not be disturbed and the Lease shall continue in full force and effect so long as Tenant is not in default hereunder, and (b) the Lease shall automatically become a direct lease between any successor to Landlord's interest, as landlord, and Tenant as if such successor were the Landlord originally named hereunder.

      30.4 Landlord shall make commercial reasonable efforts to obtain a non-disturbance agreement in favor of Tenant from Landlord's ground lessor. Landlord shall have no liability to Tenant under this Lease nor shall Tenant have any right to terminate this Lease in the event Landlord does not obtain a non-disturbance agreement from Landlord's ground lessor.

31.   ATTORNEYS' FEES:

      31.1 If either party to this Lease brings and action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

       31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

       31.3 Landlord shall be entitled to reimbursement from Tenant of all reasonable attorneys' fees and all other costs and expenses incurred by Landlord in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32.    LANDLORD'S ACCESS:

       32.1 Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times upon reasonable notice for the purpose of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or (during the last twelve (12) months of the Term) tenants, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Tenant's use of the Premises. Landlord may, at any time, place on or about the Building any ordinary "For Sale" or "For Lease" signs and Landlord may at any time during the last 180 days of the Term place on or about the Premises any ordinary "For Lease" signs.

      32.2 All activities of Landlord pursuant to this paragraph shall be without abatement of rent, nor shall Landlord have any liability to Tenant for the same.

      32.3 Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any charges for damages or injuries or interference with Tenant's property or business in connection therewith.

33. AUCTIONS: Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. SIGNS: Tenant shall not place any sign upon the Premises or the Office Building Project without Landlord's prior written consent. Under no circumstances shall Tenant place a sign on any roof of the Office Building Project. Notwithstanding the other provisions of this paragraph 34, Tenant shall have the right to install (i) suite entry signage in the Building lobby adjacent to one side or the other (at Landlord's discretion) of the entry door to the premises ("Lobby Sign") and (ii) a non-exclusive monument sign at the Project in the general location shown on attached Exhibit "F" ("Monument Sign"). The Monument Sign and the Lobby Sign shall (a) be installed at
Tenant's sole cost and expense, (b) comply with all applicable laws, (c) be of a size, design, construction, color, and materials, in a manner acceptable to Landlord in its sole discretion, (d) be illuminated (if any illumination is approved or required by Landlord in its sole discretion) in a manner acceptable to Landlord in its sole discretion, and (e) contain only such text and logos as are reasonably acceptable to Landlord. The exact locations of the Lobby Sign and the Monument Sign shall be designated by Landlord in its reasonable discretion. Tenant shall obtain all governmental permits and approvals required in connection with the Monument Sign at Tenant's sole cost and expense. Before beginning installation of the Monument Sign, Tenant shall obtain Landlord's written approval in Landlord's sole discretion of Tenant's signage contractor and installer and of all plans and specifications for the Monument Sign. Tenant agrees that notwithstanding that Tenant is paying all costs and expenses relating to installation of the Monument Sign, Tenant will be sharing the Monument Sign with up to three (3) other parties selected by Landlord in Landlord's sole discretion, provided that at all times Tenant's signage shall be located at the top of the Monument Sign and shall be the most prominent. The Monument Sign shall at all times be and remain the property of Landlord.

35. MERGER: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

36. CONSENTS: Except as provided for in the Work Letter Agreement and in paragraphs 7.3.1 (alterations and additions), 33 (auctions), and 34 (signs), wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR: In the event that there is a guarantor of this Lease, the guarantor shall have the same obligations as Tenant under this Lease.

38. QUIET POSSESSION: Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provision of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39.   OPTIONS:

      39.1 DEFINITIONS: As used in this paragraph the word "Option" has the following meaning: (1) any right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (2) any option, right of first refusal or right of first opportunity to lease the Premises or the right of first offer to lease the Premises or the right of first refusal or right of first opportunity to lease other space within the Office Building Project or other property of Landlord or any right of first offer to lease other space within the Office Building Project or other property of Landlord; (3) any right or option to purchase the Premises or the Office Building Project, or any right of first refusal to purchase the Premises or the Office Building Project or any right of first offer to purchase the Premises or the Office Building Project, or any right or option to purchase other property of Landlord, or any right of first refusal to purchase other property of Landlord or any right of first offer to purchase other property of Landlord.

      39.2 OPTIONS PERSONAL: Each Option granted to Tenant under this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

      39.3 MULTIPLE OPTIONS: In the event that Tenant has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

      39.4 EFFECT OF DEFAULT ON OPTIONS:

            39.4.1 Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to paragraph 13.1.3 or 13.1.4 and continuing until the noncompliance alleged in the notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (iii) in the event that Landlord has given to Tenant three or more notices of default under paragraph 13.1.3, or paragraph 13.1.4, whether or not the defaults are cured, during the 12-month period of time immediately prior to the time that Tenant attempts to exercise the subject Option, or (iv) if Tenant has committed any non-curable breach, including without limitation those described in paragraph 13.1.2, or is otherwise in default of any of the terms, covenants or conditions of this Lease.

            39.4.2 The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of paragraph 39.4.1.

            39.4.3 All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and during the Term, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant fails to commence to cure a default specified in paragraph 13.1.4 within thirty (30) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute the cure to completion, (iii) Landlord gives to Tenant three or more notices of default under paragraph 13.1.3, or paragraph 13.1.4, whether or not the defaults are cured, or (iv) if Tenant has committed any non-curable breach, including without limitation those described in paragraph 13.1.2, or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40.   SECURITY MEASURES--LANDLORD'S RESERVATIONS:

      40.1 Tenant hereby acknowledges that, except as provided below, Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Tenant may, at Tenant's sole expense, install and operate, at Tenant's sole cost, a personalized suite access control security system so long as Tenant provides Landlord with all access codes required to gain access to the Premises without activating Tenant's security system. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing additional security protection for the Office Building Project or any part thereof.

      40.2 Without limiting its rights at law or elsewhere under this Lease, Landlord shall have the following rights:

            40.2.1 To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days' prior written notice;

            40.2.2 To, at Tenant's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall reasonably deem appropriate;

            40.2.3 To permit any tenant the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

            40.2.4 To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas.

      40.3  Tenant shall not:

            40.3.1 Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Tenant's business;

            40.3.2 Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

41.   EASEMENTS:

      41.1 Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

      41.2 The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

42. LANDLORD'S RIGHT TO PERFORM: Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) then, notwithstanding anything to the contrary provided elsewhere herein, after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts, together with interest at the Lease Rate, shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent. The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant's default as described in paragraph 13.2

43. LIMITATION ON LIABILITY AND TIME: Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or Landlord's mortgagees, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or Landlord's mortgagees, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successor and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors, and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Office Building Project and proceeds therefrom, and no other assets of Landlord. Any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed shall be barred unless Tenant files an action or interposes a defense based thereon within two (2) years after the date of the alleged event on which Tenant is basing its claim, defense or right.

44.   TOXIC MATERIALS:

      44.1 DEFINITIONS. For purposes of this paragraph 44, "Hazardous Material" shall mean any substance:

            44.1.1 the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

                  44.1.2 which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

                  44.1.3 which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                  44.1.4 the presence of which on the Premises, Building or Office Building Project causes or threatens to cause a nuisance upon the Premises, Building or Office Building Project or to adjacent properties or poses or threatens to pose a hazard to the Premises, Building or Office Building Project or to the health or safety of persons on or about the Premises, Building or Office Building Project; or

                  44.1.5 which contains, without limitation. gasoline, diesel fuel or other petroleum hydrocarbons; or

                  44.1.6 which contains, without limitation. polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

                  44.1.7 which is or becomes defined as "medical waste" under the Medical Waste Management Act (Health & Safety Code sections 25015-25099.3).

         For purposes of this paragraph 44, "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

                           (a)      all requirements, including but not limited
to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and

                           (b)      all requirements pertaining to the
protection of the health and safety of employees or the public.

         For purposes of this paragraph 44, "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence on or after the date upon which Tenant takes possession of the Premises (the "Possession Date") of "Hazardous Material" upon, about, beneath the Premises, Building or Office Building Project or migrating or threatening to migrate to or from the Premises, Building or Office Building Project or the existence of a violation of "Environmental Requirements" pertaining to the Premises, Building or Office Building Project, regardless of whether the existence of such "Hazardous Material" or the violation of "Environmental Requirements" arose prior to the present ownership or operation of the Premises, Building or Office Building Project, and including without limitation:

                           (a)      damages for personal injury, or injury to
property or natural resources occurring upon or off of the Premises, Building or Office Building Project, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives any immunity to which it may be entitled under any industrial or worker's compensation laws;

                           (b)      fees incurred for the service of attorneys,
consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous materials" or violation of "Environmental Requirements" including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises, Building or Office Building Project or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Lease or collection of any sums due hereunder;

                           (c)      liability to any third person or
governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in the immediately preceding subparagraph
(b) herein; and

                           (d)      diminution in the value of the Premises,
Building or Office Building Project, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises, Building or Office Building Project

         44.2     Tenant's Obligations.

         Tenant, at its sole cost and expense, shall comply with all Environmental Requirements relating to the storage, use and disposal of all Hazardous Materials, including those materials identified in sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4. Chapter 30 ("Title 22") as the same may be amended from time to time. If
Tenant does store, use or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of such materials on the Premises, Building or Office Building Project, and Landlord shall have the right to disapprove of Tenant's use thereof on the Premises (provided that Landlord's failure to disapprove thereof shall not constitute Landlord's approval thereof or excuse Tenant from complying with the terms of this paragraph 44), and Tenant's failure to so notify Landlord shall constitute a default under this Lease. Tenant shall be solely responsible for and shall protect, defend, indemnify, and hold Landlord, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials by Tenant, its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees. If the presence of Hazardous Materials on the Premises, Building or Office Building Project caused or permitted by Tenant results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Tenant shall, at its sole cost and expense, promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises, Building or Office Building
Project. If
at any time prior to the expiration of the Term, Landlord shall reach a reasonable good faith determination that Tenant or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees have at any time violated any Environmental Requirements, discharged any Hazardous Material onto the Premises, Building or Office Building Project, or surrounding areas or otherwise subjected Landlord or the Office Building Project to liability for Environmental Damages, then Landlord shall have the right to require Tenant to conduct appropriate tests of water and soil and to deliver to Landlord the result of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Tenant's use of the Premises, Building or Office Building Project. If the presence of Hazardous Materials on the Premises, Building or office Building Project is caused or permitted by Tenant or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees such that Landlord or Tenant becomes obligated to conduct the necessary clean-up of such contamination as required above, then, Tenant shall further be solely responsible for, and shall protect, defend, indemnify and hold Landlord, its agents and contractors harmless from and against all claims, costs and liabilities, including actual attorneys' fees, expert witness fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, Building or office Building Project and any other property of whatever nature to conditions which existed prior to Tenant's use thereof and which are within acceptable levels according to all Environmental Requirements or any other Federal, State or local governmental requirements. Tenant's obligations hereunder shall survive the termination of this Lease.

      44.3 LANDLORD'S OBLIGATIONS. Landlord represents and warrants to the actual knowledge of John P. McDonough and Gabrielle C. Barr, without any obligation to conduct any investigation, that the interior of the Premises and the Building do not contain any friable asbestos. Landlord shall be responsible for and shall protect, defend, indemnify, and hold Tenant, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials in or on (i) the Premises before the date of this Lease so long as Tenant does not disturb any such Hazardous Materials and (ii) the Building or Office Building Project (other than the Premises) at any time so long as Tenant is not responsible for the presence of the Hazardous Materials in or on the Building or Office Building Project; provided that nothing contained in this subparagraph 44.3 shall be construed to require Landlord to remove or otherwise remediate any Hazardous Materials from the Premises, Building, or Office Building Project. Landlord's obligations hereunder shall survive the termination of this Lease.

45. INDOOR AIR QUALITY: To prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants"), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Tenant shall, at Tenant's sole cost and expense, at all times during the Term
(i) maintain, operate and repair the Premises in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and (ii) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. If any governmental entity or any Occupant alleges that health, safety or welfare has been or could be adversely affected by any such Contaminants, Tenant shall notify Landlord in writing within twenty-four (24) hours of the time the allegation is made. Landlord may then elect to engage the services of an industrial hygiene testing laboratory (or alternatively or concurrently require Tenant to do the same) to determine whether the cause of any alleged adverse health effect is or could be attributable to any Contaminants present within the Premises. Tenant shall be responsible for all such testing costs resulting from Tenant's failure to comply in whole or in part with the terms of this paragraph.

46. FORCE MAJEURE: Landlord shall have no liability whatsoever to Tenant on account of (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease, the Work Letter Agreement, or any other Lease attachment by reason of strike, other labor trouble, govermental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The performance of any obligation which is excused by any of the events of force majeure described above shall only remain excused so long as that force majeure condition continues to exist, provided that if this Lease or any Exhibit or Work Letter Agreement specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

47. AUTHORITY: If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of that entity. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

48. NO OFFER: Preparation of this Lease by Landlord or Landlord's agent and submission of this Lease to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties.

49. LENDER MODIFICATION/GOVERNMENT REQUIREMENTS: Tenant agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project. In addition, Tenant agrees to promptly sign all documents reasonably required by any governmental agency from time to time in connection with the Premises, provided that those documents do not materially adversely affect the rights or obligations of Tenant under this Lease. Notwithstanding the other provisions of this paragraph 49, in no event shall Tenant be obligated to execute any agreement which materially increases Tenant's obligations or materially decreases Tenant's rights or Landlord's obligations under this Lease.

50. FINANCIAL STATEMENTS: When reasonably requested by Landlord, Tenant shall, upon ten (10) days notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years, if available, prior to the current financial statement year. Such statement(s) shall be safeguarded by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

51. MULTIPLE PARTIES: If more than one person or entity is named as either Landlord or Tenant herein, except as otherwise expressly provided herein, the obligations of the Landlord or Tenant herein shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant, respectively.

52. WORK LETTER: This Lease is supplemented by that certain Work Letter Agreement attached hereto as Exhibit "C".

53. MOVING ALLOWANCE. Landlord shall pay Tenant a moving allowance of up to One and 00/100 Dollars ($1.00) per square foot of Premises Useable Area based on Tenant's and Mandarin's actual expenses incurred to move from their existing facilities to the Premises and/or to Suite 200 in the Building and/or from Suite 200 into the Premises ("Moving Allowance"), including, without limitation, moving company costs, furniture and work systems delivery costs, rubbish removal, temporary labor costs incurred to facilitate or effect Tenant's and Mandarin's moves, moving supply costs, and such other costs as are reasonably approved by Landlord. Landlord shall pay Tenant the Moving Allowance within twenty (20) days after the latest to occur of the following dates: (a) the date on which Tenant has completely moved into the Premises, (b) the date on which Tenant has delivered to Landlord (i) a written request for payment of the Moving Allowance stating the amount of Tenant's and Mandarin's actual moving expenses, and (ii) copies of all invoices marked paid or other evidence reasonably required by Landlord to evidence Tenant's and Mandarin's actual expenses incurred to move from their existing facilities to the Premises and/or to Suite 200 and/or from Suite 200 into the Premises, and (c) the Commencement Date. The provisions of this paragraph shall not apply to any Additional Space (defined in Lease Rider No.
2).

54.  ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES:
Notwithstanding any other provision of this Lease, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for twenty
(20) consecutive days (the "Eligibility Period") as a result of any failure by Landlord through Landlord's negligence, intentional misconduct, or willful act to provide Tenant with utility services which Landlord is required to provide to Tenant under paragraph 11.1.1 of this Lease, and restoration of the utility services is within Landlord's reasonable control, then after expiration of the Eligibility Period, rent shall be abated to the extent the operation of Tenant's business as operated from the Premises is adversely affected but only for such time that Tenant continues to be so prevented from using, and does not use, the Premises.

55. ATTACHMENTS/COUNTERPARTS: Attached hereto are the following documents which constitute a part of this Lease: Exhibits "A" through "F", and Riders Nos. 1 and 2. This Lease may be signed in multiple counterparts.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

             LANDLORD                               TENANT

John Hancock Mutual Life Insurance     Obagi Medical Products, Inc., a
Company, a Massachusetts corporation   California corporation


By: /s/ [illegible]                    By:
   ---------------------------------      -------------------------------------

Its: V. P.                             Its:
   ---------------------------------       ------------------------------------

                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

                          FLOOR PLAN OF THE PREMISES
                          --------------------------




                     [FLOOR 1 CATALINA LANDING BLDG.1 GRAPHIC]
































                                   EXHIBIT "A"
                                   -----------

                                  EXHIBIT "B"

                           RULES AND REGULATIONS FOR
                             STANDARD OFFICE LEASE

GENERAL RULES

     1. Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

     3. Tenant shall not make or permit any noise or odors that annoy or interfere with other tenants or persons having business within the Office Building Project.

     4. Tenant shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     6. Except as set forth in Lease paragraph 34, no sign, advertisement of notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

     7. The sidewalks, halls, passages, exits, entrances, elevators and stairways and other portions of the common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises.

     8. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     9. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises nor shall Tenant suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project; provided, however, that Tenant may hang pictures and other normal decorative items on the interior walls of the Premises.

     10. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. The times and manner of moving the same in and out of the Building shall be prescribed by Landlord, and all such moving must be done under the supervision of Landlord. Landlord may exclude from the Building any such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any provisions of the Lease of which these rules and regulations are a part. Tenant shall not use any machinery or other bulky articles on the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor in the floors or walls, or which by its weight might injure the floor of the Building. Safes or other heavy equipment shall, as considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.

     11. Tenant shall not use or keep in the Premises, Building or Office Building Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     12. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     13. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

     14. The Premises shall not be used for manufacturing or for the storage of merchandise. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

     15. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building, the Office Building Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

     16. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking, shall be done or permitted by Tenant in the Premises, except that (i) the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted, and (ii) Tenant may use a small microwave oven in the Premises to warm small quantities of food. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

     17. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

     18. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key thereof. Each tenant must, upon the termination of its tenancy, give the Landlord all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such key if Landlord shall deem it necessary to make such change.

     19. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or the Office Building Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

     20. Any person employed by any tenant to do janitorial work shall, while in the Building or the Office Building Project and outside of the Premises, be subject to and under the control and direction of the office of the Office Building Project (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

     21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements or is attributable to after hours use, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

     22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

     23. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit, at any time, the consumption in the Premises of electrical power on a demand load basis of more than 1 1/2 watts per square foot of Premises Usable Area with respect to office lighting nor shall Tenant permit, at any time, the consumption in the Premises of electrical power on a demand load basis of more than 3 watts per square foot of Premises Usable Area with respect to power outlets therein. In the event that such limits are exceeded, Landlord shall have the right to remove any lighting fixture or any fluorescent tube or bulb therein, or disconnect any office equipment or machinery, as it deems necessary and/or to charge Tenant for the cost of the additional electricity consumed.

     24. Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities by Tenant or its employees, agents, licensees, or invitees. No foreign substances of any kind are to be inserted therein.

     25. Tenant shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

     26. Furniture, significant freight and equipment shall be moved into or out of the Building only with Landlord's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord. Tenant shall be responsible for any damage to the Office Building Project arising from any such activity.

     27. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

     28. Landlord reserves the right to close and lock the Building at all times other than during Normal Business Hours, or such other hours as Landlord may determine. If Tenant uses the Premises during periods other than during Normal Business Hours (which shall require advance notice to Landlord in accordance with Lease paragraph 11.3 if after-hours HVAC service is required), Tenant shall (a) be responsible for securely locking any doors it may have opened for entry and (b) shall pay Landlord a fee determined by Landlord for HVAC and/or electrical consumption in accordance with Lease paragraph 11.3, and other extra services required in connection with Tenant's use of the Premises during periods other than during Normal Business Hours (e.g., engineering, janitorial, or security services).

     29. No window covering, shades or awnings shall be installed or used by Tenant other than Building standard coverings or shades.

     30. No Tenant, employee or invitee shall go upon the roof of the Building.

     31. Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in area reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

     32. Tenant shall not use any method of heating or air conditioning other than as provided by Landlord.

     33. Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord's written consent.

     34.   The Premises shall not be used for lodging or manufacturing.

     35. Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

     36. Landlord shall use commercially reasonable efforts (with no obligation to bring any legal action or incur any expense) to attempt to secure compliance by other tenants of the Building with these rules and regulations provided that in no event shall Landlord (a) be required to respond in any way to any request or demand by Tenant that Landlord enforce any of these rules or regulations and (b) have any responsibility or liability for any failure by Landlord to enforce any of these rules or regulations in any way at any time. Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such tenant.

     37. Tenant assumes the risk of theft or vandalism to or from the Premises and agrees to keep its Premises locked as may be required to prevent theft or vandalism on, to, or from the Premises.

     38. Landlord reserves the right to make such other reasonable and non-discriminatory rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Tenant agrees to abide by these and such rules and regulations.

     39. All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

     40. The requirements of tenants will be attended to only upon application to the Office of the Building.

     41. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

PARKING RULES

        1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles." Oversized Vehicles shall be parked only in areas designated by Landlord and only with Landlord's prior written consent, which may be denied in Landlord's sole discretion.

        2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

        3. Parking stickers or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

        4. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

        5. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite locations(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

        6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

        7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

        8. Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

        9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

        10. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

        11. Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

        12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

        13. Landlord or its agent may tow or otherwise remove any vehicles which are parked illegally in the parking areas, which are parked in the parking areas for more than seventy-two (72) consecutive hours without Landlord's prior written consent or which constitute a nuisance or annoyance to other users of the Office Building Project or parking areas. Such towing shall be at the sole cost and expense of the tenant which is in any way responsible for the presence of such vehicle in the parking area (for example, if the vehicle is parked by any particular tenant's invitee, customer or employee, such tenant shall be responsible for the cost of towing such vehicle).

                                  EXHIBIT "C"

                             WORK LETTER AGREEMENT

                In connection with the lease to which this Work Letter Agreement is attached (the "Lease"), and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

                1. COMPLETION SCHEDULE. Within ten (10) days after its execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements (as defined in Paragraph 2 below) to be constructed in the Premises based on a target Commencement Date for the Term of May 1, 1998 ("Target Commencement Date"). The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, Landlord and Tenant agree to comply with that Schedule, and it shall become the basis for the parties' performance under this Agreement. If Tenant shall fail to deliver to Landlord Tenant's written disapproval of the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within seven (7) days after the date the Work Schedule is first received by Tenant, Landlord's space planner for the Building shall determine the final Work Schedule in its sole, good faith judgment within ten (10) days after request by either Landlord or Tenant, which determination shall be final and binding on all parties.

                2. TENANT IMPROVEMENTS. "Tenant Improvements" shall include all work to be done and improvements installed in the Premises by Landlord pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. All Tenant Improvements and components thereof shall at all times be and remain the sole property of Landlord.

                3. TENANT IMPROVEMENT PLANS. Within five (5) business days after execution of the Lease, Tenant agrees to meet with Landlord's architect or space planner for the purpose of promptly preparing a space plan ("Space Plan"). The Space Plan will provide a partition layout depicting the configuration of the Premises. If Tenant fails to deliver to Landlord Tenant's written disapproval of the Space Plan within five (5) business days after the date the Space Plan, or any revised Space Plan, is first received by Tenant, such failure shall constitute a Tenant Delay and the Commencement Date shall be accelerated one day for each day of such Tenant Delay. Within fifteen (15) business days after the Space Plan is approved by Tenant pursuant to this Paragraph (which approval shall not be unreasonably withheld), Landlord's architect or space planner will prepare a design/development plan ("D/D Plan") from which initial pricing for the Tenant Improvements will be prepared. If Tenant fails to deliver to Landlord Tenant's written disapproval of the D/D Plan within five
(5) business days after the date the D/D Plan, or any revised D/D Plan, is first received by Tenant, such failure shall constitute a Tenant Delay and the Commencement Date shall be accelerated one day for each day of such Tenant Delay. If the Space Plan or D/D Plan, or any revised Space Plan or D/D Plan, is timely disapproved by Tenant pursuant to this Paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with that disapproval, and the Space Plan or D/D Plan, as appropriate, shall be promptly revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this Paragraph, such failure shall constitute a Tenant Delay and the Commencement Date shall be accelerated one day for each day of such Tenant Delay. Within fifteen (15) business days after the D/D Plan is approved by Tenant pursuant to this Paragraph,

Landlord's architect or space planner shall promptly prepare final working drawings and specifications for the Tenant Improvements. Those working drawings and specifications are referred to herein as the "Tenant Improvement Plans" and shall be approved by Landlord and Tenant pursuant to Paragraph 5 below. The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

      4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall comply with the provisions of Title 24 of the California Administrative Code; (c) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the weight-bearing capacity of the floors; (e) the deviations will not delay completion of the Tenant Improvements unless Tenant agrees that any such delay will constitute a Tenant Delay; and (f) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

      5. FINAL PRICING AND DRAWING SCHEDULE. After preparation by Landlord's architect or space planner, the Tenant Improvement Plans shall be submitted to Tenant for approval, which shall not be unreasonably withheld. If Tenant fails to deliver to Landlord Tenant's written disapproval of the Tenant Improvement Plans, or any revised Tenant Improvement Plans, within five (5) days after the date the Tenant Improvement Plans, or any revised Tenant Improvement Plans, are received by Tenant, such failure shall constitute a Tenant Delay and the Commencement Date shall be accelerated one day for each day of such Tenant Delay. If the Tenant Improvement Plans, or any revised Tenant Improvement Plans, are timely disapproved by Tenant pursuant to this Paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with the disapproval, and the Tenant Improvement Plans shall be revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this Paragraph, such failure shall constitute a Tenant Delay and the Commencement Date shall be accelerated one day for each day of such Tenant Delay. Within five (5) days after the Tenant Improvement Plans are so approved by Tenant, the Tenant Improvement Plans shall be submitted to the appropriate governmental body by Landlord for plan checking and the issuance of a building permit. Landlord reserves the right to disapprove any proposed Tenant Improvements which Landlord reasonable believes will adversely affect the Building or any Building systems. Landlord, with Tenant's cooperation, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit and to comply with the requirements of the Police and Fire Departments of the City of Long Beach. Concurrently with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the Tenant Improvement Plans required by the City of Long Beach or other agencies. Landlord shall have the option to increase or decrease the final pricing, before or after Tenant approves the final pricing, to reflect changes in the cost of performing the Tenant Improvements caused by plan modifications required by the City of Long Beach or other agencies. After final approval of the Tenant Improvement Plans no further changes may be made thereto without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design or construction of such changes. Tenant acknowledges that any such changes shall be subject to the terms of Paragraph 8 below.

      6. CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord shall request that three
(3) contractors selected by Landlord (one of which will be D&H Buildings Systems) (collectively, "Contractors") submit bids for construction of the Tenant Improvements, and Landlord shall select the lowest acceptable bidder from among the three. After a building permit for the Tenant Improvements has been issued, Landlord shall cause its contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, lack of availability of materials or labor, or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

      7. PAYMENT FOR THE TENANT IMPROVEMENTS.

          (a) Landlord grants to Tenant a "Tenant Improvement Allowance" of Two Hundred Sixteen Thousand Two Hundred Sixty and 00/100 dollars ($216,260.00). The Tenant Improvement Allowance shall only be used for:

            (i) Payment of the cost of preparing the Space Plan, the D/D Plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings, and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's Standards or for payments to any other consultants, designers or architects other than Landlord's architect, space planner or Space Accountant, all of which other costs shall be paid for by Tenant.

            (ii) Payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

            (iii) Construction of the Tenant Improvements, including, without limitation, the following:

                  (aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wallcoverings and painting, millwork and similar items;

                  (bb) All electrical wiring, fixtures, outlets and switches, and other electrical work to be installed within the Premises, excluding however computer and telephone cable, wiring, fixtures, and outlets;

                  (cc) The furnishing and installation of all duct work,
            terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

                  (dd) Any additional tenant requirements including, but not limited to, air quality control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                  (ee) All fire and life safety control systems such as fire walls, sprinklers, fire alarms, including piping and wiring, installed within the Premises;

                  (ff) All plumbing, including fixtures and pipes, to be
            installed within the Premises;

                  (gg) Testing and inspection costs;

                  (hh) Demolition and/or removal of any existing improvements contained in the Premises which must be demolished in connection with construction of the Tenant Improvements; and

                  (ii) Contractors' fees, including, but not limited to, any fees based on general conditions.

            (iv)  Payment to Landlord of a space improvement fee
      ("Improvement Fee") to, among other things, pay Landlord's space improvement costs for the Premises, including without limitation costs for the following: plan check and permits; utilities, including electrical and water consumption; elevator usage; and a tenant supervision fee. The Improvement Fee shall be five percent (5%) of the cost of the Tenant Improvements.

            (v) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical, HVAC and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

                  (b) If the actual costs of purchasing and installing the Tenant Improvements exceed the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance as provided in Paragraph 7(a) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

                  (c) If, after the Tenant Improvement Plans have been prepared and a price therefor has been established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with the provisions of Paragraphs 3 or 4 above, or if the change would, in Landlord's subjective good faith opinion, unreasonably delay construction of the Tenant Improvements.

                  (d) If increases in the cost of the Tenant Improvements as set forth in Landlord's final pricing are due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Improvement Allowance.

                  (e) Any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

                  (f) As used in this Work Letter Agreement, the terms "Premises Usable Area" means the area of the Premises as determined by the Space Accountant by measuring the area within the bounds of the inside surface of the glass in the outer wall of the Building, the surface facing the Premises of all partitions separating the Premises from the Building core and public corridors or other Common Areas, and from the center of partitions separating the premises from adjoining tenant spaces. The exact amount of Premises Usable Area within the Premises shall be determined by the Space Accountant upon completion of the Tenant Improvements. No deductions shall be made for space occupied by structural or functional columns or other projections within the Premises.

            8. COMPLETION AND RENTAL COMMENCEMENT DATE. The Term, and Tenant's obligation for the payment of rent under the Lease, shall commence on the earlier of: (i) the date on which the Tenant first conducts any business from all or part of the Premises; or (ii) the first (1st) Monday after the date on which the Tenant Improvements have been substantially completed as determined by a certificate from Landlord's architect (the earlier of which dates shall be deemed to be the date on which Landlord has tendered possession of the Premises to Tenant under the Lease); provided that the Term shall not commence under Clause (ii), above, unless Tenant has been provided with the opportunity to access the Premises during the final fourteen (14) days of construction of the Tenant Improvements in order for Tenant to install its telephone system, data cabling and built-in furniture and provided further that if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

                  (a) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

                  (b) Tenant's request for materials, finishes or installations other than those readily available, whether or not approved by Landlord or reflected in the Tenant Improvement Plans;

                  (c) Tenant's changes in the Tenant Improvement Plans after Tenant approves the Tenant Improvement Plans;

                  (d) Tenant's request to deviate from the Standards for the Building, including any deviation in materials, finishes or installations from the Building Standards, but not including any deviation reflected in the Tenant Improvement Plans; or

                  (e) Tenant's failure to timely make any payment due from Tenant under this Work Letter Agreement or the Lease;

then, as provided for in the Lease, the commencement of the Term shall be accelerated by the number of days of such delay. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor items of the Tenant Improvements (such as construction, mechanical adjustments, or decorations) which do not materially interfere with Tenant's use of the Premises remain to be performed (items normally referred to as "punch list" items), which items Landlord shall promptly complete or correct.

                                  EXHIBIT "D"

                           NOTICE OF LEASE TERM DATES


To:                                    Date:                , 199
   ------------------------------           ----------------     --

   ------------------------------

   ------------------------------

   Re: Lease dated _______________, 19__, between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord") and _________________________ ("Tenant") (the "Lease") concerning
          Suite(s) ____ on the ____ floor(s) of the building(s) located at ____ Golden Shore, Long Beach, California (the "Premises").


Tenant:

     In accordance with paragraph 3 of the Lease, we wish to confirm as follows:

     1. That the Premises have been tendered herewith to Tenant as being substantially complete in accordance with the Lease and that the construction of the Premises is not deficient in any way except for punch list items.

     2. That Tenant has been delivered possession of the Premises and acknowledges that under the provisions of the Lease the Term commenced on ____________________________ and will end on ___________________________.

     3. That in accordance with the Lease monthly Base Rent commenced to accrue on ________________________.

     4. Under paragraphs 1.10 and 4.2.5 of the Lease, the exact number of Rentable Square Feet within the Premises is __________ square feet and Tenant's Share of Operating Expenses and Applicable Taxes is ____________.

     5. Except as otherwise set forth in the Lease, rent is due and payable in advance on the first day of every month during the Term of the Lease. Your rent checks should be made payable to _________________________________ at _________________________________.

                                      Very Truly Yours,

                                      JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY





                                      By: _______________________________
                                          Its:___________________________

                                 EXHIBIT "E"

                                SAMPLE FORM OF
                         TENANT ESTOPPEL CERTIFICATE


      TO:   John Hancock Mutual Life Insurance Company ("Landlord") and
__________________________________________, a ______________________.

      The undersigned, _________________________________________ ("Tenant"),
hereby certify to _______________________________ a
___________________________________________________, as follows:

      1. Attached hereto is a true, correct and complete copy of that certain lease dated _______________________, 199__, between Landlord and Tenant (the "Lease"), which demises premises located at ________________________________________ (the "Premises"). The Lease is now
in full force and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

      2.    The term of the Lease commenced on _____________, 19__.

      3. The term of the Lease shall expire on ______________, 19__. There are ___________ options to extend the Lease term for a total period of ___ years, none of which has been exercised. There are no options to expand the Premises.

      4.    The Lease has:   (Initial one)

(____) not been amended, modified, supplemented, extended, renewed or assigned.

(____) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

       _______________________________________________________

       _______________________________________________________

      5.    Tenant has accepted and is now in possession of the Premises.

      6. Tenant acknowledges that Landlord's interest in the Lease will be assigned to _________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless the prior written consent of ______________________________ is obtained.

      7.    The amount of fixed monthly rent is $____________.

      8. The amount of security deposits (if any) is $______________. No other security deposits have been made.

      9. Tenant is paying the full lease rental, which has been paid in full as of the date of this Certificate. No rent or other amount under the Lease has been paid for more than thirty (30) days in advance of its due date.

     10. All work required to be performed by Landlord under the Lease and the Work Letter Agreement (as defined in the Lease) has been completed.

     11. There are no defaults on the part of the Landlord or Tenant under the Lease.

     12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

      13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

      All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

      The foregoing certification is made with the knowledge that Landlord is about to sell the Building or Office Building Project to _________________ or that ______________________________ is about to fund a loan to Landlord, which sale/loan Tenant understands is scheduled to close on _____________, and that in either case the named party is relying upon the representations herein made in proceeding with that execution. Tenant shall take all steps reasonably necessary to keep the transaction and party described in this Certificate confidential. If there is any change in the information provided in this Certificate between now and the closing described above, Tenant shall immediately inform you of that change.

      This Certificate has been duly executed and delivered by the authorized officers of the undersigned as of _________________________, 19__.

                                       "TENANT"

                                       _______________________________________

                                       _______________________________________

                                       By:____________________________________
                                          Its:________________________________

                                       By:____________________________________
                                          Its:________________________________

                  LOCATIONS OF MONUMENT SIGN AND SOUTH END AREA
                  ---------------------------------------------



                            [SOUTH END AREA GRAPHIC]
























                                   EXHIBIT "F"
                                   -----------
                                   Page 1 of 2

                 LOCATIONS OF MONUMENT SIGN AND SOUTH END AREA














                                     [MAP]















SOUTH END AREA
(as of the date of this
Lease, this area is a                                      LOCATION OF PROPOSED
fenced patio area)                                          MONUMENT SIGN




                                  EXHIBIT "F"
                                  PAGE 2 OF 2

                              LEASE RIDER NO. 1
                            OPTION TO EXTEND TERM

      This Rider (this "Rider") is between Obagi Medical Products, Inc., a California corporation, as "Tenant", and John Hancock Mutual Life Insurance Company, a Massachusetts corporation, as "Landlord". This Rider is attached to and made a part of that certain Standard Office Lease (Catalina Landing), dated March 5, 1998, between Landlord and Tenant for the premises commonly known as Suite 120, 310 Golden Shore, Long Beach, CA (the "Lease"). In the event of any inconsistency between the terms and conditions of this Rider and the terms and conditions of the Lease, the terms and conditions of this Rider shall control. Initially capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Lease.

         1. OPTION TO EXTEND: Landlord hereby grants to Tenant the option (the "Extension Option") to extend the Term of the Lease for one (1) five (5) - year period (the "Option Period") commencing when the initial Term expires, upon each and all of the following terms and conditions:

                  a. EXERCISE PERIOD. Provided Tenant is not in default of any terms of the Lease at either the time of notice of exercise of the Extension Option or at the time of the then currently pending Lease expiration (in which event Tenant shall have no rights under this Rider, provided that in the case of a non-monetary default Tenant shall be deemed to be not in default for purposes of this paragraph 1.a. if Tenant cures the default within five (5) days after written notice of the existence of the default), Tenant shall deliver to Landlord and Landlord shall have actually received a written notice of the exercise of the Extension Option (the "Extension Notice") at least one hundred eighty (180) days and not more than two hundred seventy (270) days before the expiration of the then-existing Term
         (the "Exercise Period"). Time is of the essence in Landlord's receipt of the Extension Notice during the Exercise Period. If the Extension Notice is not actually received by Landlord within the Exercise Period, all rights to extend the Term under this Rider shall automatically expire.

                  b. NOTICES. The provisions of paragraph 23 of the Lease (Notices) shall apply to this Rider; provided, however, the Extension Notice shall not be considered received by Landlord unless it is actually received by Landlord within the Exercise Period.

                  c. TERMS AND CONDITIONS. All of the terms and conditions of the Lease except where specifically modified by this Rider shall apply during the Option Period.

                  d. BASE RENT. The Base Rent payable during the Option Period shall be the Market Rate on the date the Option Period commences.

                  e. MARKET RATE. The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, renewal tenant would pay and a willing landlord of a building similar to the Building in the downtown area of the City of Long Beach, California would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual prevailing rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation operating expense, real estate taxes, and CPI) and whether determined on a "net lease" basis or increases over a particular base year or base dollar amount; (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term;
         (iv) length of lease term; (v) size and location of premises being leased; (vi) the quality, condition, and floor plan of the Premises and the tenant improvements contained in the Premises; (vii) any brokers' commissions payable in connection with Tenant's exercise of this Extension Option; and (viii) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Expense Base Year and/or Tax Base Year and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the Option Period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the Option Period. In no event shall the beginning Base Rent in the Option Period be less than the existing Base Rent during the last month of the initial Term.

          f. DETERMINATION OF MARKET RATE. If Tenant duly exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment, and Landlord shall provide Tenant with written notice of such amount within fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new Base Rent within which to accept such Base Rent. If Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Landlord fails to timely generate the initial notice of Landlord's opinion of the Market Rate, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new Base Rent within which to accept each Base Rent proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon the Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below:

                  (i) Landlord and Tenant shall meet with each other within
               five (5) business days after the Outside Agreement Date and exchange their sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of the envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall have been active over the immediately preceding five (5) year period ending on the date of such appointment in the leasing of commercial office buildings similar to the building in the City of Long Beach, CA. Neither Landlord nor Tenant shall consult with such broker or agent as to his or her opinion as to the Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements for determining Market Rate set forth herein. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator, with a concurrent copy to the other party, any market data and additional information such party deems relevant to the determination of the market rate ("RR Data"), and the other party may submit a reply in writing within five (5) business days after receipt of such RR Data.

                  (ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate and shall notify Landlord and Tenant of such determination.

                  (iii) The decision of the arbitrator shall be final and
               binding upon Landlord and Tenant.

                  (iv) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the Los Angeles County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

                  (v) The cost of the arbitration shall be paid by Landlord
               and Tenant equally.

          g. HOLDOVER. If Tenant, for any reason whatsoever, fails to exercise the Extension Option strictly in accordance with this Rider, then all rights under this Rider shall terminate and Lease paragraph 26 (Holding
     Over) shall be applicable to the Base Rent. If Tenant has duly exercised the Extension Option but the initial Term expires before completion of the determination of the Market Rate, Tenant shall pay Base Rent based on the Base Rent as forth in Lease paragraphs 1.6 and 4. Upon agreement between Tenant and Landlord, whether by mutual agreement or by decision of the arbitrator any increase in Base Rent shall be effective retroactively to the commencement of the Option Period, with any incremental Base Rent due and payable immediately with and in addition to the next due Base Rent payment, if Tenant has under-paid Base Rent. If Tenant has over-paid Base Rent based on Lease paragraph 1.6 and 4 while the Market Rate is being determined, then Tenant may deduct the overpayment from the Base Rent payment(s) next due.

          h. OPTIONS PERSONAL. The Extension Option is personal to the original tenant and may be exercised only by the original tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted Transferee as pursuant to paragraph 12 of the Lease. The Extension Option is not assignable separate and apart from the Lease nor may any Extension Option be separated from the Lease in any manner, either by reservation or otherwise. If at any time the Lease is assigned or a sublease exists as to any portion of the Premises, all remaining Extension Options shall be irrevocably deemed null and void, and neither Tenant nor any assignee or subtenant shall have the right to exercise any Extension Option under this Rider.

          i. COMMISSIONS. No real estate broker's commissions, finder's fees, or other commission or fee shall be payable to any party by Landlord or Tenant should Tenant exercise any Extension Option unless Landlord hereafter agrees in its sole, subjective discretion, in a separate writing executed by Landlord, that it is in Landlord's best interests to, and that it will, pay a broker's commission in connection with the exercise of the Extension Option.

                               LEASE RIDER NO. 2

                           RIGHT OF FIRST NOTICE TO
                            LEASE EXPANSION SPACE

      This Rider is attached to and made a part of that certain Lease (the "Lease"), dated March 5, 1998, between John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("Landlord"),, and Obagi Medical Products, Inc., a California corporation ("Tenant") for the premises known as Suite 120, 310 Golden Shore, Long Beach, California (the "Premises"). Defined or initially capitalized terms used in this Rider shall have the same meaning as in the Lease. The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

     Provided Tenant is not then in default under the Lease (in which event Tenant shall have no rights under this Rider, provided that in the case of a non-monetary default Tenant shall be deemed to be not in default for purposes of this Rider if Tenant cures the default within five (5) days after written notice of the existence of the default), if Landlord decides that upon the expiration or other termination of any lease between Landlord and a third party for space on the first (1st) floor of the Building, Landlord will offer that space for lease to the general public ("Expansion Space"), Landlord shall first give written notice to Tenant that Landlord intends to offer the Expansion space for lease to the general public ("Landlord's Notice"). During the first twelve (12) months of the Term, Landlord's Notice shall state that Tenant may lease the Expansion Space on the same terms and conditions as are contained in the Lease except that: (i) the Tenant Improvement Allowance shall equal $20.00 per square foot of Premises Usable Area contained in the Additional Space (as determined by Landlord's space accountant) multiplied by a fraction, the numerator of which is the number of full calendar months remaining during the initial Term of the Lease on the Expansion Space Commencement Date (defined below) and the denominator of which is sixty (60), and (ii) no free rent, moving allowance, or parking concessions, including free parking and reserved parking, shall apply to the Expansion Space. After the first twelve (12) months of the Term, Landlord's Notice shall state the terms and conditions on which Landlord is willing, in its sole discretion, to Lease the Expansion Space to Tenant, provided that Landlord shall act in good faith to retain in landlord's Notice as many of the non-economic provisions of this Lease as possible consistent with the economic provisions (e.g., rent, base year, parking concessions, moving allowances, and tenant improvement allowance) Landlord desires to include in or exclude from Landlord's Notice. Tenant shall have five (5) business days after Landlord's Notice is given within which to unconditionally agree to lease all (and not less than all) of the Expansion Space on all the terms contained in Landlord's Notice. If Tenant duly exercises its rights under this Rider, the Expansion Space shall become part of the Premises as of the date on which Tenant shall first have the right to occupy that Expansion Space ("Expansion Space Commencement Date"). This Right of First Notice shall apply only during each six (6) month period after Tenant has given Landlord written notice requesting that Landlord give Tenant Landlord's Notice in accordance with this Rider.

     If Tenant fails to duly exercise its rights under this Rider within the above five-business day period, then all rights of Tenant to lease the Expansion Space identified in Landlord's Notice under this Rider shall automatically terminate and Landlord shall thereafter have no further obligation to notify Tenant of any proposal to lease the Expansion Space. Landlord shall thereafter have the right to lease the Expansion Space to one or more third parties on any terms and conditions Landlord negotiates in its sole discretion, without further obligation to Tenant.

     If Tenant duly exercises this Right of First Notice within the above five-business day period, then Tenant shall enter into an amendment to the Lease (i) incorporating the Expansion space into the Lease on the terms and conditions contained in Landlord's Notice and (ii) adjusting Tenant's Share and rent accordingly. All other terms and conditions of the Lease (except as specified in the immediately preceding sentence, this Rider, and Lease paragraph
53) shall remain the same and in full effect. If Tenant fails to duly execute and return the Lease amendment or any revised amendment, or submit reasonable written objections to the contents of the Lease amendment to Landlord within ten
(10) days after it is delivered to Tenant for signature, this Right of First Notice and Tenant's acceptance of Landlord's Notice shall automatically be void, any right accrued under this Right of First Notice shall be of no effect, and Landlord shall thereafter be free to unconditionally lease the Expansion Space to one or more third parties as set forth above.

     This Right of First Notice shall not apply to (a) offers from any third parties to lease the Expansion Space, (b) leases or transfers among entities or persons related to Landlord (including, but not limited to, partners if Landlord is a partnership, and shareholders if Landlord is a corporation), (c) any proposed sale or purchase of the Building, including, without limitation, a proposed sale-and-leaseback of the Building, and (d) any space in the Building which is vacant as of the date of the Lease. In addition, this Right of First Notice is subject and subordinate to all now existing preferential rights to the Expansion Space granted to other tenants of the Office Building Project.

     This Right of First Notice is personal to Tenant. If Tenant Transfers any of Tenant's interest in the Lease before the permitted exercise of Tenant's rights under this Right of First Notice, those rights shall not be transferred to any transferee but shall instead automatically lapse, and Landlord's obligations under this Right of First Notice shall automatically terminate. This Right of First Notice shall automatically expire without notice on the expiration of the original Term or sooner termination of the Lease for any reason or upon any Transfer by Tenant of all or any part of the Premises.

                                       -2-